EXHIBIT 1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GOLF TRUST OF AMERICA, INC.

GTA ACQUISITION, LLC

AND

PERNIX THERAPEUTICS, INC.

Table of Contents

Page

ARTICLE I. THE MERGER 3
1.1 Effective Time of the Merger. 3
1.2 Closing 3
1.3 Effects of the Merger 4
1.4 Articles of Incorporation; Bylaws 4
1.5 Directors and Officers of the Surviving Entity 4
ARTICLE II. REVERSE SPLIT; CONVERSION OF SECURITIES 4
2.1 Potential Reverse Split of Public Company Common Stock 4
2.2 Conversion of Capital Stock 5
2.3 Exchange of Certificates 6
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF MERGER PARTNER 6
3.1 Organization, Standing and Power 7
3.2 Capitalization 8
3.3 Subsidiaries 9
3.4 Authority; No Conflict; Required Filings and Consents 10
3.5 Merger Partner Financial Statements; Information Provided 11
3.6 No Undisclosed Liabilities 12
3.7 Absence of Certain Changes or Events 12
3.8 Taxes 12
3.9 Properties 14
3.10 Intellectual Property 15
3.11 Agreements, Contracts and Commitments 15
3.12 Litigation 17
3.13 Environmental Matters 17
3.14 ERISA Compliance 19
3.15 Labor and Employee Matters 19
3.16 Compliance with Laws 20
3.17 Licenses and Permits 20
3.18 Insurance 20
3.19 Related Party Transactions 20
3.20 Brokers; Fees and Expenses 21
3.21 Books and Records 21
3.22 Disclosure 21
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY AND THE TRANSITORY SUBSIDIARY 21
4.1 Organization, Standing and Power 22
4.2 Capitalization 23
4.3 Subsidiaries 24
4.4 Authority; No Conflict; Required Filings and Consents 25
4.5 SEC Filings; Financial Statements; Information Provided 27
4.6 Disclosure Controls and Procedures; Internal Control Over Financial Reporting 28
4.7 Listing Application 29

4.8 No Undisclosed Liabilities 29
4.9 Absence of Certain Changes of Events 29
4.10 Taxes 29
4.11 Properties 32
4.12 Intellectual Property 33
4.13 Agreements, Contracts and Commitments 33
4.14 Litigation 34
4.15 Environmental Matters 34
4.16 ERISA Compliance 35
4.17 Labor and Employee Matters 36
4.18 Compliance with Laws 36
4.19 Licenses and Permits 36
4.20 Insurance 36
4.21 Related Party Transactions 37
4.22 Opinion of Financial Advisor 37
4.23 Brokers; Fees and Expenses 37
4.24 Books and Records 37
4.25 Disclosure 38
4.26 Public Company Not an “Investment Company” 38
4.27 Operations of the Transitory Subsidiary 38
ARTICLE V. CONDUCT OF BUSINESS 38
5.1 Covenants of Merger Partner 38
5.2 Covenants of Public Company 40
5.3 Confidentiality 43
ARTICLE VI. ADDITIONAL AGREEMENTS 43
6.1 No Solicitation 43
6.2 Proxy Statement 45
6.3 Form 8-K 46
6.4 NYSE AMEX Listing 46
6.5 Access to Information 46
6.6 Public Company Stockholder Approval 47
6.7 Cooperation Regarding Legal Matters 47
6.8 Public Disclosure 48
6.9 Notification of Certain Matters 49
6.10 Headquarters of Public Company 49
6.11 Corporate Identity 49
6.12 Directors of Public Company 49
6.13 Executive Officers of Public Company 49
6.14 2009 Stock Incentive Plan 50
ARTICLE VII. TAX MATTERS 50
7.1 Section 368(a) Reorganization 50
7.2 Tax Returns for Tax Periods Ending on or before Closing Date 50
7.3 Straddle Period 50
7.4 Cooperation on Tax Matters 50
7.5 Certain Taxes and Fees 51
7.6 Cash Distributions 51

ii

ARTICLE VIII. CONDITIONS TO MERGER 52
8.1 Conditions to Each Party’s Obligation to Effect the Merger 52
8.2 Additional Conditions to the Obligations of Public Company and the Transitory Subsidiary 53
8.3 Additional Conditions to the Obligations of Merger Partner 53
ARTICLE IX. TERMINATION AND AMENDMENT 54
9.1 Termination 54
9.2 Effect of Termination 56
9.3 Fees and Expenses 56
9.4 Amendment 57
9.5 Extension; Waiver 58
ARTICLE X. MISCELLANEOUS 58
10.1 Nonsurvival of Representations, Warranties and Agreements 58
10.2 Notices 58
10.3 Entire Agreement 59
10.4 No Third Party Beneficiaries 59
10.5 Assignment 59
10.6 Severability 60
10.7 Counterparts and Signature 60
10.8 Interpretation 60
10.9 Governing Law 60
10.10 Remedies; Specific Performance 61
10.11 Submission to Jurisdiction 61
10.12 WAIVER OF JURY TRIAL 61

Schedule A

Merger Partner Stockholders

Schedule B

Public Company Executive Officer Stockholders

Schedule C

Public Company Director Stockholders

Schedule D

Merger Consideration Issuable to Merger Partner Stockholders

Exhibit A

Form of Merger Partner Stockholder Agreement

Exhibit B

Form of Executive Officer Stockholder Agreement

Exhibit C

Form of Director Stockholder Agreement

Exhibit D

Form of Couchman Stockholder Agreement

Exhibit E

Surviving Entity Articles of Organization

Exhibit F

Surviving Entity Operating Agreement

Exhibit G

Form of 2009 Stock Incentive Plan

iii

GLOSSARY OF DEFINED TERMS
Acquisition Proposal 45
Affiliate 8
Agreement 1
Assessment Period 50
Benefit Plan 19
Cash and Cash Equivalents 28
Certificates 6
Closing Date 3
Closing 3
Code 12
Confidentiality Agreement 43
Couchman Stockholder Agreement 3
Director Stockholder Agreements 2
Effective Time 3
Environmental Law 18
ERISA 19
Exchange Ratio 6
Executive Officer Stockholder Agreements 2
GAAP 11
Governmental Entity 11
Governmental Licenses 20
Hazardous Substance 18
LBCL 1
Liens 15
LLLCL 1
Louisiana Certificate of Merger 3
Merger 1
Merger Direction Election 3
Merger Partner 1
Merger Partner Balance Sheet 12
Merger Partner Balance Sheet Date 12
Merger Partner Board 1
Merger Partner Common Stock 5
Merger Partner Disclosure Schedule 7
Merger Partner Financial Statements 11
Merger Partner Insurance Policies 20
Merger Partner Leased Real Property 15
Merger Partner Material Adverse Effect 7
Merger Partner Material Contracts 16
Merger Partner Real Property Transfers 14
Merger Partner Stockholder Agreements 2
Merger Partner Voting Proposal 11
MGCL 1
Net Assets 28
Net Working Capital 28
NYSE AMEX 2
Ordinary Course of Business 12

Outside Date 55
Post-Merger 8-K 46
Public Company 1
Public Company Balance Sheet 28
Public Company Board 1
Public Company Charter Amendment 4
Public Company Common Stock 5
Public Company Disclosure Schedule 21
Public Company Form 10-K 28
Public Company Insurance Policies 36
Public Company Leased Real Property 32
Public Company Material Adverse Effect 22
Public Company Material Contracts 33
Public Company Meeting 26
Public Company Owned Real Property 32
Public Company Preferred Stock 23
Public Company Recent SEC Documents 29
Public Company SEC Documents 27
Public Company Stock Options 23
Public Company Stockholders Agreements 2
Public Company Stock Plans 23
Public Company Voting Proposals 27
Record Date 26
Release 18
Representatives 43
Requisite Vote 27
Reverse Stock Split 5
SEC 2
Securities Act 8
Specified Time 43
Subsidiary 9
Superior Proposal 45
Surviving Entity 1
Tax 12
Tax Returns 12
Taxes 12
Transitory Subsidiary 1

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 6, 2009, is by and among Golf Trust of America, Inc., a Maryland corporation (“Public Company”), GTA Acquisition, LLC, a Louisiana limited liability company and a wholly owned subsidiary of Public Company (the “Transitory Subsidiary”), and Pernix Therapeutics, Inc., a Louisiana corporation (“Merger Partner”).

WHEREAS, the Board of Directors of Public Company (the “Public Company Board”) and the Board of Directors of Merger Partner (the “Merger Partner Board”) each deem it advisable and in the best interests of their respective corporation and its stockholders that Public Company and Merger Partner combine in order to advance the long-term business interests of the corporations;

WHEREAS, the combination of Public Company and Merger Partner shall be effected through a merger (the “Merger”) of Merger Partner into Transitory Subsidiary in accordance with the terms of this Agreement and the Louisiana Limited Liability Company Law (the “LLLCL”) and Louisiana Business Corporation Law (the “LBCL”), with Transitory Subsidiary as the surviving entity and a wholly owned subsidiary of Public Company (“Surviving Entity”);

WHEREAS, the sole manager of Transitory Subsidiary and Merger Partner Board have each approved this Agreement and the transactions contemplated hereby as in the best interests of their respective entities and their stockholders or members (as applicable) and have recommended that their respective stockholders or members approve this Agreement;

WHEREAS, the Public Company Board has (i) approved this Agreement and the transactions contemplated hereby as in the best interests of Public Company and its stockholders, has recommended that its stockholders approve this Agreement, and has directed that this Agreement be submitted to its stockholders for their approval, (ii) expressly ratified, confirmed and approved, pursuant to Section 3-601(j)(3) of the Maryland General Corporation Law (the “MGCL”), that neither James E. Smith, Jr. nor Cooper C. Collins is nor will be an “interested stockholder” as defined in Section 3-601(j) of the MGCL by virtue of the transactions contemplated by this Agreement and (iii) by irrevocable resolution, exempted from the provisions of Section 3-602 of the MGCL any “business combination” (as such term is defined in Section 3-601(e) of the MGCL) arising at any time following the execution of this Agreement involving Public Company and any current stockholder of Merger Partner, any beneficiary or transferee of such stockholder pursuant to will, intestacy or other testamentary document or applicable laws of descent in the event of the death of such stockholder or any of their present or future Affiliates to the fullest extent permitted by Section 3-603(c) of the MGCL;

WHEREAS, Public Company has approved this Agreement as the sole member of Transitory Subsidiary, and the stockholders of Merger Partner have approved this Agreement by unanimous written consent;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Public Company’s willingness to enter into this Agreement, all of the stockholders of Merger Partner, which are listed on  Schedule A to this Agreement, have entered into Stockholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Merger Partner Stockholder Agreements”), pursuant to which each such stockholder has, among other things and subject to the provisions of the applicable Merger Partner Stockholder Agreement, agreed (i) not to transfer or otherwise dispose of his shares of capital stock of Merger Partner prior to the Effective Time (ii) not to transfer or otherwise dispose of any Public Company Common Stock received in exchange for his shares of capital stock of Merger Partner pursuant to the Merger for a period beginning as of the Effective Time and ending on the first anniversary of the filing of the Post-Merger 8-K with the U.S. Securities and Exchange Commission (the “SEC”) and (iii) subject to the provisions of the applicable Merger Partner Stockholder Agreement, during the three-year period beginning on the first anniversary of the filing of the Post-Merger 8-K with the SEC, not to transfer or otherwise dispose of more than one-third of the Public Company Common Stock received in exchange for his shares of capital stock of Merger Partner pursuant to the Merger during any one year period;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Merger Partner’s willingness to enter into this Agreement, the executive officers of Public Company listed on Schedule B to this Agreement have entered into stockholder agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the “Executive Officer Stockholder Agreements”), pursuant to which each executive officer has, among other things, agreed, subject to the terms of the applicable Executive Officer Stockholder Agreement, not to transfer or otherwise dispose of the shares of Public Company Common Stock that such executive officer owns or may acquire for a period beginning as of the date of this Agreement and ending on the first anniversary of the filing of the Post-Merger 8-K with the SEC; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Merger Partner’s willingness to enter into this Agreement, the directors of Public Company listed on Schedule C to this Agreement have entered into stockholder agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit C (the “Director Stockholder Agreements”), pursuant to which each such director has, among other things, agreed (i) to give Merger Partner an irrevocable proxy to vote all of the shares of Public Company Common Stock that such director owns or may acquire in favor of the Public Company Voting Proposals, (ii) with respect to all of the shares of Public Company Stock acquired by such director through purchases on the open market from any party other than Public Company or an Affiliate of Public Company, (A) not to transfer or otherwise dispose of such shares of Public Company Common Stock prior to the Effective Time and for ninety (90) days after the Effective Time and (B) from and after the ninety-first day following the Effective Time until the first anniversary of the Effective Time, not to transfer or otherwise dispose of any such  shares of Public Company Common Stock during any single calendar week in excess of the product of (1) the total number of shares of Public Company Common Stock beneficially owned by such director as of the date of this Agreement divided by the total number of shares of Public Company Common Stock beneficially owned by all of the current members of the Public Company Board other than the Chief Executive Officer and Jonathan M. Couchman as of the date of this Agreement, multiplied by (2) 29% of the trading volume of Public Company Common Stock during the prior calendar week as reported on New York Stock Exchange AMEX Equities (the “NYSE AMEX”) and (iii) with respect to all shares of Public Company Common Stock acquired by such director from Public Company or an Affiliate of Public

Company and subject to the provisions of the applicable Director Stockholder Agreement, not to transfer or otherwise dispose of such shares of Public Company Common Stock for a period beginning as of the date of this Agreement and ending on the first anniversary of the filing of the Post-Merger 8-K with the SEC; and

WHEREAS, concurrently with the execution and delivery of their Agreement and as a condition and inducement to Merger Partner’s willingness to enter into this Agreement, Jonathan M. Couchman, a director of Public Company, has entered into a stockholder agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit D (the “Couchman Stockholder Agreement” and together with the Executive Officer Stockholder Agreements and Director Stockholder Agreements, the “Public Company Stockholder Agreements”) pursuant to which such director has, among other things, agreed to give Merger Partner an irrevocable proxy to vote all of the shares of Public Company Common Stock that such director owns or may acquire in favor of the Public Company Voting Proposals.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, Public Company, the Transitory Subsidiary and Merger Partner agree as follows:

ARTICLE I.
THE MERGER

1.1

Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Surviving Entity shall prepare, and on the Closing Date or as soon as practicable thereafter Public Company and the Surviving Entity shall cause to be filed (i) a certificate of merger with the Secretary of State of the State of Louisiana (the “Louisiana Certificate of Merger”) in such form as is required by, and executed by the Surviving Entity in accordance with, the relevant provisions of the LLLCL and LBCL and (ii) all other related filings or recordings required under the LLLCL and LBCL. The Merger shall become effective upon the filing of the Louisiana Certificate of Merger with the Secretary of State of the State of Louisiana or at such later time as Public Company and Merger Partner may agree in writing (the “Effective Time”). The Louisiana Certificate of Merger shall provide that the name of the Surviving Entity as of and after the Effective Time shall be Pernix Therapeutics, LLC.

1.2

Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern time, on a date to be specified by Public Company and Merger Partner (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana 70170, unless another date, place or time is agreed to in writing by Public Company and Merger Partner. It is the intention of the parties that the Closing shall occur as soon as practicable after the Public Company Meeting.

1.3

Effects of the Merger.  At the Effective Time, the separate existence of Merger Partner shall cease and Merger Partner shall be merged with and into Transitory Subsidiary, with Transitory Subsidiary being the Surviving Entity, and the Merger shall have the effects set forth in the LLLCL and LBCL.  Notwithstanding anything contained in this Agreement to the contrary, Merger Partner may at any time prior to the fifth business day before the Closing Date, in its sole and absolute discretion, elect to change the direction of the Merger so that the separate existence of Transitory Subsidiary shall cease and Transitory Subsidiary shall be merged with and into Merger Partner, with Merger Partner being the Surviving Entity (the “Merger Direction Election”).  In the event a Merger Direction Election is made, Merger Partner shall notify Public Company within two (2) business days of the occurrence of such Merger Direction Election.  The parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to make the Merger Direction Election effective, including, without limitation, any amendments to this Agreement necessary to reflect the Merger Direction Election.

1.4

Articles of Organization; Operating Agreement.  The Articles of Organization and Operating Agreement of Transitory Subsidiary at the Effective Time, copies of which are attached hereto as Exhibits E and F, respectively, shall be the Articles of Organization and Operating Agreement of the Surviving Entity.  At the Effective Time, Public Company shall file the Certificate of Merger and any amendments to the Articles of Organization of the Surviving Entity necessary to reflect the change in name of the Surviving Entity to Pernix Therapeutics, LLC.

1.5

Manager and Officers of the Surviving Entity.

(a)

The sole manager of the Surviving Entity at the Effective Time shall be Public Company, until changed in accordance with applicable law.

(b)

The officers of the Surviving Entity at the Effective Time shall be the officers of Merger Partner at the Effective Time, until changed in accordance with applicable law.

ARTICLE II.
REVERSE SPLIT; CONVERSION OF SECURITIES

2.1

Potential Reverse Split of Public Company Common Stock.

(a)

If required by NYSE AMEX in order to approve the initial listing application to be filed by Public Company in accordance with NYSE AMEX Company Guide Section 341 in connection with this Agreement or in order to maintain the listing of Public Company Common Stock on the NYSE AMEX at and after the Closing, Public Company shall submit to its stockholders for approval and, if approved, immediately prior to the Effective Time, Public Company shall cause to be filed, Articles of Amendment to its Articles of Incorporation (the “Public Company Charter Amendment”), whereby, upon the effectiveness of filing of the Public Company Charter Amendment, without any further action on the part of Public Company, Merger Partner or any stockholder of Public Company:

(i)

Each such whole number of shares of common stock, $0.01 par value per share, of Public Company (“Public Company Common Stock”) as may be reasonably requested by Merger Partner issued and outstanding immediately prior to the effective time specified in the Public Company Charter Amendment shall be reclassified and combined into and become one fully paid and nonassessable share of Public Company Common Stock (the “Reverse Stock Split”); and

(ii)

Any shares of Public Company Common Stock held as treasury stock or owned by Public Company immediately prior to the filing of the Public Company Charter Amendment shall each be reclassified in the manner determined pursuant to Section 2.1(a)(i).

(b)

No certificates or scrip representing fractional shares of Public Company Common Stock shall be issued in connection with the Reverse Stock Split. With respect to each holder of shares of Public Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Public Company Common Stock (after taking into account all fractional shares of Public Company Common Stock otherwise issuable to such holder), Public Company shall round the number of shares of Public Company Stock deliverable to such holder up to the nearest whole number, entitling such holder to receive, in lieu of such fractional share, one share of Public Company Common Stock.

(c)

To give effect to, and as of the effective time of, the Reverse Stock Split, Public Company shall adjust and proportionately decrease the number of shares of Public Company Common Stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and other rights to acquire Public Company Common Stock.

(d)

The Exchange Ratio shall be appropriately adjusted at the Effective Time to reflect fully the effect of the Reverse Stock Split.

2.2

Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Merger Partner or the holder of any units of the Transitory Subsidiary:

(a)

Units of Transitory Subsidiary. Each unit of membership interest of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be unaffected by virtue of the Merger, and shall continue to remain issued and outstanding at the Effective Time.

(b)

Cancellation of Treasury Stock.  All shares of the common stock of Merger Partner, no par value per share (the “Merger Partner Common Stock”) that are owned by Merger Partner as treasury stock or by any wholly owned Subsidiary of Merger Partner immediately prior to the Effective Time shall be cancelled and no stock of Public Company or other consideration shall be delivered in exchange therefor.

(c)

Exchange Ratio for Merger Partner Common Stock.  Each share of Merger Partner Common Stock (other than shares to be cancelled in accordance with Section

2.2(b)) shall be converted into the right to receive 209,000 shares of Public Company Common Stock (representing, in the aggregate, 41,800,000 shares of Public Company stock issuable to the stockholders of Merger Partner in connection with the Merger), subject to adjustment as provided in Section 2.1(d) (the “Exchange Ratio”).  Schedule D to this Agreement sets forth a list of all stockholders of Merger Partner, the number of shares of Merger Partner Common Stock owned by each stockholder as of the date of this Agreement and the number of shares of Public Company Common Stock issuable to each stockholder in connection with the Merger (subject to adjustment as provided in Section 2.1(d)).

2.3

Exchange of Certificates.  The procedures for exchanging outstanding shares of Merger Partner Common Stock for Public Company Common Stock pursuant to the Merger are as follows:

(a)

Each share of Merger Partner Common Stock converted pursuant to Section 2.2(c), when so converted, shall no longer be outstanding and shall automatically be cancelled and cease to exist.  Each holder of a certificate or certificates that as of immediately prior to the Effective Time represented shares of Merger Partner Common Stock (the “Certificates”) shall cease to have any rights with respect thereto except the right to receive, upon surrender of such certificate or certificates to Public Company at the Closing, certificates representing the Public Company Common Stock into which the shares of Merger Partner Common Stock have been so converted.

(b)

No Fractional Shares.  No certificate or scrip representing fractional shares of Public Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Public Company. With respect to each holder of shares of Merger Partner Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Public Company Common Stock (after taking into account the Certificates delivered by such holder representing all of the shares of Merger Partner Common Stock owned by such holder) Public Company shall round the number of shares of Public Company Common Stock deliverable to such holder up to the nearest whole number, entitling such holder to receive, in lieu of such fractional share, one share of Public Company Common Stock.

(c)

No Further Ownership Rights in Merger Partner Common Stock.  All shares of Public Company Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Merger Partner Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Merger Partner Common Stock that were outstanding immediately prior to the Effective Time.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF MERGER PARTNER

Merger Partner represents and warrants to Public Company and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as expressly set forth herein or in the disclosure schedules attached hereto on the date of this Agreement (the “Merger Partner Disclosure Schedule”). The Merger Partner Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any section shall qualify (1) the corresponding section in this Article III and (2) the other sections in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. For purposes hereof, “to the knowledge of Merger Partner” and similar expressions mean the knowledge of the persons identified on the Merger Partner Disclosure Schedule for this purpose, as well as any other knowledge which such persons would have possessed had they made reasonable inquiry with respect to the matter in question.

3.1

Organization, Standing and Power.

(a)

Merger Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Section 3.1 of the Merger Partner Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect.

(b)

For purposes of this Agreement, the term “Merger Partner Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, condition (financial or other), or results of operations of Merger Partner and its Subsidiaries, taken as a whole, or (ii) the ability of Merger Partner and its Subsidiaries to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed to be a Merger Partner Material Adverse Effect: any change or event caused by or resulting from (A) changes in prevailing economic or market conditions in the United States or any other jurisdiction in which such entity has substantial business operations, (B) changes or events, after the date hereof, affecting the industries in which they operate generally, (C) changes, after the date hereof, in generally accepted accounting principles or requirements applicable to Merger Partner and its Subsidiaries, (D) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity, (E) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or the announcement thereof, or (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located; except, in the case of clauses (A), (B), (C) and (D), to the extent those changes have a materially disproportionate effect on Merger Partner and its Subsidiaries as compared to other similarly situated participants in the industries or markets in which Merger Partner and its Subsidiaries operate. For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Merger Partner Material Adverse Effect in the prior sentence of this paragraph or Public Company Material Adverse Effect in Section 4.1.

(c)

Merger Partner has provided or made available to Public Company complete and accurate copies of its Articles of Incorporation and Bylaws and is not in default under or in violation of any provision of either such document.

3.2

Capitalization.

(a)

The authorized capital stock of Merger Partner consists of 300 shares of Merger Partner Common Stock.  As of the date of this Agreement, (i) 200 shares of Merger Partner Common Stock were issued and outstanding and (ii) no shares of Merger Partner Common Stock were held in the treasury of Merger Partner or by Subsidiaries of Merger Partner.

(b)

Section 3.2(b) of the Merger Partner Disclosure Schedule sets forth a complete and accurate list of the holders of Merger Partner Common Stock, showing the number of shares held by each stockholder.

(c)

There are no equity securities of any class of Merger Partner, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Merger Partner or any of its Subsidiaries is a party or by which Merger Partner or any of its Subsidiaries is bound obligating Merger Partner or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Merger Partner or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Merger Partner or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Merger Partner does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except with respect to the Merger Partner Stockholder Agreements, neither Merger Partner nor any of its Affiliates is a party to or is bound by any, and to the knowledge of Merger Partner, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Merger Partner. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). There are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which Merger Partner or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Merger Partner.

(d)

All outstanding shares of Merger Partner Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the LCBL, Merger Partner’s Articles of Incorporation or

Bylaws or any agreement to which Merger Partner is a party or is otherwise bound. There are no obligations, contingent or otherwise, of Merger Partner or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Merger Partner Common Stock.

3.3

Subsidiaries.

(a)

Section 3.3(a) of the Merger Partner Disclosure Schedule sets forth each Subsidiary of Merger Partner and indicates (i) its name, (ii) the number and type of outstanding equity securities and a list of the holders thereof and (iii) the jurisdiction of formation. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) 50% or more of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive 50% or more of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(b)

Each Subsidiary of Merger Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction listed on Section 3.1 of the Merger Partner Disclosure Schedule, which jurisdictions constitute the only jurisdictions where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect. All of the outstanding equity securities or interests of each Subsidiary of Merger Partner are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and, except as indicated in Section 3.3(a) of the Merger Partner Disclosure Schedule, all such securities are owned, of record and beneficially, by Merger Partner.  Such securities owned by Merger Partner are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in Merger Partner’s voting rights, charges or other encumbrances of any nature. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Merger Partner or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any securities of any Subsidiary of Merger Partner. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Merger Partner. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity securities of any Subsidiary of Merger Partner.

(c)

Merger Partner does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of Merger Partner. There are no obligations, contingent or otherwise, of Merger Partner or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of Merger Partner or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Merger Partner or any other entity.

3.4

Authority; No Conflict; Required Filings and Consents.

(a)

Merger Partner has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Merger Partner Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of Merger Partner and its stockholders, (ii) approved this Agreement and declared its advisability in accordance with the provisions of the LBCL, (iii) directed that this Agreement be submitted to the stockholders of Merger Partner for their adoption and resolved to recommend that the stockholders of Merger Partner vote in favor of the adoption of this Agreement and (iv) to the extent necessary, adopted a resolution having the effect of causing Merger Partner not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Merger Partner have been duly authorized by all necessary corporate action on the part of Merger Partner. This Agreement has been duly executed and delivered by Merger Partner and constitutes the valid and binding obligation of Merger Partner, enforceable in accordance with its terms.

(b)

Except as disclosed in Section 3.4(b) of the Merger Partner Disclosure Schedule, the execution and delivery of this Agreement by Merger Partner do not, and the consummation by Merger Partner of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Merger Partner or of the charter, bylaws or other organizational document of any Subsidiary of Merger Partner, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Liens on Merger Partner’s or any of its Subsidiaries’ assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Merger Partner or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (iii) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Merger Partner or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect. Section 3.4(b) of the Merger Partner Disclosure Schedule lists all consents, waivers and approvals under any of Merger Partner’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to Merger Partner, Public Company or the Surviving Entity as a result of the Merger.

(c)

Except as disclosed in Section 3.4(c) of the Merger Partner Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any federal, state, local or non-U.S. court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) is required by or with respect to Merger Partner or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Merger Partner or the consummation by Merger Partner of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Louisiana Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which Merger Partner is qualified as a foreign corporation to transact business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, orders, filings, approvals and registrations that, individually or in the aggregate, if not obtained or made, would not be reasonably likely to have a Merger Partner Material Adverse Effect.

(d)

The affirmative vote in favor of the adoption of this Agreement (the “Merger Partner Voting Proposal”) by the holders of a majority of the votes represented by the outstanding shares of Merger Partner Common Stock, which has been delivered pursuant to written consents of stockholders in lieu of a meeting, is the only vote of the holders of any class or series of Merger Partner’s capital stock or other securities necessary to adopt this Agreement and for consummation by Merger Partner of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of Merger Partner having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Merger Partner may vote.

3.5

Merger Partner Financial Statements; Information Provided.

(a)

Merger Partner has provided to Public Company a true, correct and complete copy of Merger Partner’s audited consolidated balance sheets and statements of income, changes in stockholders’ equity and cash flows of Merger Partner for the fiscal years ended December 31, 2006, 2007 and 2008, and an unaudited interim consolidated balance sheet as of June 30, 2009 and a statement of income of Merger Partner for the three and six months ended June 30, 2008 and 2009 (the “Merger Partner Financial Statements”). The Merger Partner Financial Statements (i) comply as to form in all material respects with applicable accounting requirements, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of Merger Partner and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Merger Partner and its Subsidiaries, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments.

3.6

No Undisclosed Liabilities.  Except as reflected or reserved against on the Merger Partner Financial Statements (including the notes thereto), and except for normal and recurring liabilities incurred since the date of the Merger Partner Balance Sheet in the ordinary course of business consistent with past practice (the “Ordinary Course of Business”), Merger Partner and its Subsidiaries do not have any liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether or not required to be reflected in financial statements (including the notes thereto) in accordance with GAAP), that, individually or in the aggregate, are reasonably likely to have a Merger Partner Material Adverse Effect.  For purposes of this Agreement, “Merger Partner Balance Sheet” means the audited consolidated balance sheet of Merger Partner as of December 31, 2008 (the “Merger Partner Balance Sheet Date”).

3.7

Absence of Certain Changes or Events.  Since the Merger Partner Balance Sheet Date, Merger Partner and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, except as disclosed in Section 3.7 of the Merger Partner Disclosure Schedule, since such date there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Merger Partner Material Adverse Effect or (ii) any other action or event that would have required the consent of Public Company pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

3.8

Taxes.

(a)

Each of Merger Partner and its Subsidiaries has properly filed on a timely basis all material federal, state, local and foreign returns, estimates, declarations, information returns or statements, claims for refund and reports (collectively, “Tax Returns”) that it was required to file under applicable laws and regulations, and all such Tax Returns were true, correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. Each of Merger Partner and its Subsidiaries has paid on a timely basis all federal, state local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to Tax liability of another person, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, alternative or add-on minimum, ad valorem, transfer, franchise, license, severance, stamp, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the “Code”)), customs duties, capital stock, unemployment, disability, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security (or similar) charges, together with all interest, penalties and additions imposed with respect to such amounts (collectively, “Tax” or “Taxes”) that were due and payable (whether or not shown on any Tax Return). The unpaid Taxes of Merger Partner and each of its Subsidiaries (i) for Tax periods through the date of the Merger Partner Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Merger Partner Balance Sheet and (ii) all unpaid Taxes of Merger Partner and each of its Subsidiaries for all Tax periods commencing after the date of the Merger Partner Balance Sheet do not exceed that reserve as adjusted for the passage of time through the Closing Date, arose in the Ordinary Course of Business, and are of a type and amount commensurate with Taxes attributable to prior similar periods. Neither Merger Partner nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is Merger Partner. Neither Merger Partner nor any of its Subsidiaries (i) has any liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or non-U.S. law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than Merger Partner or any of its Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All material Taxes that Merger Partner or any of its Subsidiaries was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity on a timely basis.

(b)

Merger Partner has delivered or made available to Merger Partner (i) complete and correct copies of all Tax Returns of Merger Partner and any of its Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of Merger Partner or any of its Subsidiaries relating to Taxes for all Tax periods for which the statute of limitations has not yet expired. No examination, audit or administrative or judicial proceeding involving any Tax Return of Merger Partner or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of Merger Partner, threatened or contemplated. Neither Merger Partner nor any of its Subsidiaries has received from any Governmental Entity (including jurisdictions where Merger Partner or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Entity against Merger Partner or any of its Subsidiaries or (iv) claim that Merger Partner or any of its Subsidiaries is or may be subject to taxation although Merger Partner or the applicable Subsidiaries did not file Tax Returns in that jurisdiction. Neither Merger Partner nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that Merger Partner or any of its Subsidiaries was required to file any Tax Return that was not filed. No director or officer (or employee responsible for Tax matters) of Merger Partner of any of its Subsidiaries expects any Governmental Entity to assess any additional Taxes for any period for which Tax Returns have been or should have been filed. Neither Merger Partner nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed or (iii) executed or filed any power of attorney with any taxing authority.

(c)

Neither Merger Partner nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment of (i) any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law), (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local, or non-U.S. Tax law) or (iii) any amount that would be subject to the additional tax imposed by Section 409A of the Code.

(d)

There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or corresponding foreign, state or local Tax law) that are required to be taken into account by Merger Partner or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any Tax period ending on or before the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

(e)

Neither Merger Partner nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(f)

Neither Merger Partner nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of another entity, nor has stock or securities of Merger Partner or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code was intended or purported to apply in whole or in part (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(g)

There are no liens, mortgages, pledges or other encumbrances, charges or security interests with respect to Taxes upon any of the assets or properties of Merger Partner or any of its Subsidiaries, other than with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

(h)

Neither Merger Partner nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax law), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (iii) installment sale or other open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

(i)

Neither Merger Partner nor any of its Subsidiaries has participated in any “reportable transaction” as defined in Section 6707A(c)(1) of the Code or Section 1.6011-4(b) of the Treasury Regulations or any analogous provision of state, local or non-U.S. law.

3.9

Properties.

(a)

By acts of transfer dated July 15, 2009 and August 10, 2009, Merger Partner distributed the real property set forth in Section 3.9(a)(i) of the Merger Partner Disclosure Schedule to its stockholders, who then contributed such real property to Zinterests, L.L.C., a Louisiana limited liability company owned by the stockholders of Merger Partner (the “Merger Partner Real Property Transfers”).  After giving effect to the Merger Partner Real

Property Transfers, neither Merger Partner nor any of its subsidiaries own any real property.  Section 3.9(a)(ii) of the Merger Partner Disclosure Schedule sets forth a complete and correct list of all real property leased or subleased by the Merger Partner or any of its Subsidiaries (“Merger Partner Leased Real Property”).

(b)

All of the leases and subleases to which any Merger Partner Leased Real Property is subject are in full force and effect, and neither the Merger Partner nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Merger Partner or any Subsidiary under any such lease or sublease or affecting or questioning the rights of Merger Partner or any Subsidiary to the continued possession of any Merger Partner Leased Real Property under any such lease or sublease.

(c)

All Merger Partner Leased Real Property and related improvements are supplied with utilities and other services necessary for the operation of the facilities currently operated on the property.

(d)

Merger Partner and its Subsidiaries have good and valid title to, or good and valid leasehold interest in, all of their respective properties and assets.  Except as disclosed in Section 3.9(d) of the Merger Partner Disclosure Schedule, all of the properties and assets of Merger Partner and its Subsidiaries are owned free and clear of all pledges, charges, liens, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”).

3.10

Intellectual Property.  Except as disclosed in Section 3.10 to the Merger Partner Disclosure Schedule, Merger Partner and its Subsidiaries exclusively own or possess all necessary licenses on an exclusive basis or other valid rights to use, without any obligation to make fixed or contingent payments, including any royalty payments, all patents, patent rights, trademarks, trademark rights, copyrights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of liens, and there are no assertions or claims challenging the validity of any of the foregoing. Except as disclosed in Section 3.10 of the Merger Partner Disclosure Schedule, neither Merger Partner nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing other than in the Ordinary Course of Business. To the knowledge of Merger Partner, the conduct of Merger Partner’s and its Subsidiaries’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, service-marks, trademarks, trademark rights, trade names, trade name rights, copyrights or other intellectual property rights of others, except as would not have or reasonably be expected to have a Merger Partner Material Adverse Effect. To Merger Partner’s knowledge, there is no infringement of any proprietary right owned by or licensed by or to Merger Partner or any of its Subsidiaries.

3.11

Agreements, Contracts and Commitments.

(a)

Section 3.11(a) of the Merger Partner Disclosure Schedule sets forth all contracts and agreements, whether or not reduced to writing, to which Merger Partner, and any of its Subsidiaries is a party and that (i) provide for future payments or delivery of goods or services to or from the Merger Partner or any of its Subsidiaries involving more than $100,000 or (ii) are material to the business, results of operations or condition (financial or otherwise) of

Merger Partner (“Merger Partner Material Contracts”). Except as set forth in Section 3.11(a) of Merger Partner Disclosure Schedule, neither Merger Partner nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Merger Partner Material Contract to which it is a party or by which it or any of its properties or assets is bound. Each Merger Partner Material Contract is in full force and effect, and is a legal, valid and binding obligation of Merger Partner or one of its Subsidiaries and, to Merger Partner’s knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by Merger Partner or one of its Subsidiaries or, to Merger Partner’s knowledge, any other party thereto under any Merger Partner Material Contract or result in a right of termination of any Merger Partner Material Contract.

(b)

Set forth in Section 3.11(b) of the Merger Partner Disclosure Schedule is, as of the date hereof, (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Merger Partner or its Subsidiaries in an aggregate principal amount in excess of $25,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date hereof. For purposes of this Section 3.11 and Section 4.13, “indebtedness” means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person and (J) all guarantees and arrangements having the economic effect of a guarantee by such person of any indebtedness of any other person. Except as set forth in Section 3.11(b) of the Merger Partner Disclosure Schedule, all of the outstanding indebtedness of Merger Partner and each of its Subsidiaries may be prepaid by Merger Partner or its Subsidiary at any time without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

3.12

Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of Merger Partner, has been threatened in writing against Merger Partner or any of its Subsidiaries that (a) seeks either damages in excess of $50,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no material judgments, orders or decrees outstanding against Merger Partner or any of its Subsidiaries.

3.13

Environmental Matters.

(a)

Section 3.13 of the Merger Partner Disclosure Schedule sets forth a complete and correct list of all real property (i) currently owned, leased or operated by Merger Partner or (ii) formerly owned, leased or operated by Merger Partner. Except as disclosed in Section 3.13 of the Merger Partner Disclosure Schedule:

(i)

Merger Partner and its Subsidiaries have complied with all applicable Environmental Laws;

(ii)

the properties currently owned, leased or operated by Merger Partner and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances at levels or in a condition that would violate applicable Environmental Laws;

(iii)

 the properties formerly owned, leased or operated by Merger Partner or any of its Subsidiaries were not, during the period of ownership, use or operation by Merger Partner or any of its Subsidiaries, contaminated with Hazardous Substances at levels or in a condition that would violate applicable Environmental Laws;

(iv)

neither Merger Partner nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party;

(v)

neither Merger Partner nor any of its Subsidiaries have Released any Hazardous Substance into the environment;

(vi)

neither Merger Partner nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Merger Partner or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;

(vii)

neither Merger Partner nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances;

(viii)

there are no circumstances or conditions involving Merger Partner, any of its Subsidiaries or any of their respective properties that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of Merger Partner or any of its Subsidiaries pursuant to any Environmental Law; and

(ix)

the properties currently or formerly owned, leased or operated by Merger Partner or any of its Subsidiaries (including soils, groundwater, surface water, natural resources, buildings or other structures) are not, and were not during the period of ownership, use, lease or operation, respectively, proposed for listing or listed on or in the U.S. EPA’s Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, National Priority List or Comprehensive Environmental Response Compensation Liability Information System or comparable state lists.

(b)

For purposes of this Agreement, the term “Environmental Law” means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety or natural resources, (ii) the handling, use, storage, treatment, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substance Control Act, as amended; the Hazardous Material Transportation and Uniform Safety Act; the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Oil Pollution Act of 1990, as amended; the Fish and Wildlife Coordination Act, as amended; National Historic Preservation Act, as amended; the Endangered Species Act, as amended; the National Environmental Policy Act, as amended; the Wild & Scenic Rivers Act, as amended; the Rivers and Harbors Act of 1899, as amended; the Water Resources Research Act of 1984, as amended; the Occupational Safety and Health Act, as amended; the State Drinking Water Act, as amended; and their state and local counterparts or equivalents.

(c)

For purposes of this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified, regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (iii) any other substance that is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d)

For purposes of this Agreement, “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the air, surface water, ground water or onto the ground, ground surface or onto or into man made structures.

3.14

ERISA Compliance.

(a)

For purposes of this Agreement:

(i)

“Benefit Plan” means an employee benefit plan as defined in ERISA Section 3(3).

(ii)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)

Schedule 3.14(b) of the Merger Partner Disclosure Schedule sets forth a complete and accurate list of the Benefit Plans of Merger Partner and its Subsidiaries.  Merger Partner has made available to Public Company correct and complete copies of the plan documents and summary plan descriptions, the most recent determination or opinion letter received from the Internal Revenue Service, and all related trust agreements, insurance contracts, and other funding arrangements for each such Benefit Plan.

(c)

Each Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a favorable determination or opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

(d)

Merger Partner and its Subsidiaries have never contributed to, had any obligation to contribute to, or had any liability with respect to, a multiemployer plan described in Section 3(37) and Section 4001(a)(3) of ERISA, or a plan subject to Title IV of ERISA or Section 412 of the Code.

(e)

Except as would not have or reasonably be expected to have a Merger Partner Material Adverse Effect:

(i)

To the knowledge of Merger Partner, there is no litigation, disputed claim, governmental proceeding, audit, inquiry or investigation pending or threatened with respect to any such plan, its related assets or trusts, or any fiduciary, administrator or sponsor of such plan;

(ii)

Merger Partner and its Subsidiaries have established and operated the Benefit Plans in compliance with their terms and all applicable Laws; and

(iii)

None of the Benefit Plans promises or provides health, life or other welfare benefits to retirees or former employees, except as provided by Section 4980B of the Code, or comparable state statutes that provide for continuing health care coverage.

3.15

Labor and Employee Matters.  Section 3.15 of the Merger Partner Disclosure Schedule sets forth a true and complete list of the names, titles, annual compensation rate (but excluding bonus and commissions) of each employee of Merger Partner and its Subsidiaries. Neither Merger Partner nor any of its Subsidiaries is a party to any collective bargaining agreement or similar contract with any labor union or labor organization and (i) there are no threats of work stoppage by any employees of Merger Partner or any of its Subsidiaries, (ii) there are no pending grievances or claims by any employees of Merger Partner or any of its Subsidiaries and (iii) there are no labor disputes or proceedings pending or, to the knowledge of Merger Partner, threatened between Merger Partner or any of its Subsidiaries and any of their respective employees, except in the case of clause (ii) of this Section 3.15 for any pending grievances or claims that individually, or in the aggregate, have not had and are not reasonably likely to have, a Merger Partner Material Adverse Effect.

3.16

Compliance with Laws.  Merger Partner and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any written notice alleging any material violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

3.17

Licenses and Permits.  Merger Partner and each Subsidiary possess and are in compliance with such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same or be in compliance would not cause a Merger Partner Material Adverse Effect. Neither Merger Partner nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Merger Partner Material Adverse Effect.

3.18

Insurance.  Section 3.18 of the Merger Partner Disclosure Schedule sets forth a complete and accurate list of all insurance policies maintained by Merger Partner or any of its Subsidiaries (the “Merger Partner Insurance Policies”). Each Merger Partner Insurance Policy is in full force and effect as of the date of this Agreement. As of the date of this Agreement, there is no material claim by Merger Partner or any of its Subsidiaries pending under any Merger Partner Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy.  All premiums due and payable under all such Merger Partner Insurance Policies have been paid, and Merger Partner and its Subsidiaries are in material compliance with the terms of such policies.

3.19

Related Party Transactions.

(a)

Section 3.19(a) of the Merger Partner Disclosure Schedule set forth a true and correct list of each transaction since December 31, 2005 involving or for the benefit of Merger Partner or its Subsidiaries, on the one hand, and any director or executive officer of Merger Partner or any of its Subsidiaries or an Affiliate or relative of any such director or executive officer, on the other hand, including without limitation, (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment and (iv) purchases or sales of products or services.

(b)

Section 3.19(b) of the Merger Partner Disclosure Schedule sets forth a true and correct list of (i) all agreements and claims of any nature that any executive officer or director of the Merger Partner or any of its Subsidiaries or an Affiliate or relative of any such director or executive officer has with or against Merger Partner or any of its Subsidiaries as of the date hereof and (ii) all agreements and claims of any nature that Merger Partner or any of its Subsidiaries has with or against any director or executive officer of Merger Partner or any of its Subsidiaries or an Affiliate or relative of any such director or executive officer as of the date hereof.

3.20

Brokers; Fees and Expenses.  No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of Merger Partner or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

3.21

Books and Records.  The minute books and other similar records of Merger Partner and each of its Subsidiaries contain complete and accurate records of all actions taken at any meetings of Merger Partner’s or such Subsidiary’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Merger Partner and each of its Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Merger Partner or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

3.22

Disclosure.  No representation or warranty made by Merger Partner in this Agreement, including the Schedules and Exhibits hereto, contains any misstatement of a material fact or omits to state a material fact necessary to make any of them, in light of the circumstances, not misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY AND THE TRANSITORY SUBSIDIARY

Public Company and the Transitory Subsidiary represent and warrant to Merger Partner that the statements contained in this Article IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by Public Company and the Transitory Subsidiary to Merger Partner on the date of this Agreement (the “Public Company Disclosure Schedule”). The Public Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any section shall qualify (1) the corresponding section in this Article IV and (2) the other sections in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. For purposes hereof, “to the knowledge of Public Company” and similar expressions mean the knowledge of the persons identified on the Public Company Disclosure Schedule for this purpose, as well as any other knowledge which such persons would have possessed had they made reasonable inquiry with respect to the matter in question.

4.1

Organization, Standing and Power.

(a)

Each of Public Company and the Transitory Subsidiary is a corporation or limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable), has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or limited liability company (as applicable) in each jurisdiction listed on Section 4.1 of the Public Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect.

(b)

For purposes of this Agreement, the term “Public Company Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, condition (financial or other), or results of operations of Public Company and its Subsidiaries, taken as a whole or (ii) the ability of Public Company and its Subsidiaries to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed to be a Public Company Material Adverse Effect: any change or event caused by or resulting from (A) changes in prevailing economic or market conditions in the United States or any other jurisdiction in which Public Company has substantial business operations, (B) changes or events, after the date hereof, affecting the industries in which they operate generally, (C) changes, after the date hereof, in generally accepted accounting principles or requirements applicable to Public Company and its Subsidiaries, (D) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity, (E) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or the announcement thereof or (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located; except in the case of clauses (A), (B), (C) and (D), to the extent those changes have a materially disproportionate effect on Public Company and its Subsidiaries compared to other similarly situated participants in the industries or markets in which Public Company and its Subsidiaries operate. For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Public Company Material Adverse Effect in the prior sentence of this paragraph or Merger Partner Material Adverse Effect in Section 3.1.

(c)

Public Company and Transitory Subsidiary have provided or made available to Merger Partner complete and accurate copies of their Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreement (as applicable) and neither Public Company nor Transitory Subsidiary is in default or in violation of any such document.

4.2

Capitalization.

(a)

The authorized capital stock of Public Company consists of 90,000,000 shares of Public Company Common Stock, $.01 par value per share and 10,000,000 shares of preferred stock of Public Company, $.01 par value per share (“Public Company Preferred Stock”), 1,000,000 of which are designated as Series B Junior Participating Stock. As of the date of this Agreement 7,317,163 shares of Public Company Common Stock were issued and outstanding and no shares of Public Company Preferred Stock were issued and outstanding. No shares of Public Company Common Stock or Public Company Preferred Stock were held in the treasury of Public Company or by Subsidiaries of Public Company.

(b)

None of the outstanding shares of Public Company Common Stock constitute restricted stock or are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Public Company.

(c)

Section 4.2(c) of the Public Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of (i) all plans under which outstanding options to purchase shares of Public Company Common Stock (“Public Company Stock Options”) were granted (collectively, “Public Company Stock Plans”), indicating for each Public Company Stock Plan, as of the date of this Agreement, the number of shares of Public Company Common Stock subject to outstanding options under such Plan and the number of shares of Public Company Common Stock reserved for future issuance under such Plan and (ii) all outstanding Public Company Stock Options, indicating with respect to each such Public Company Stock Option the Public Company Stock Plan under which it was granted, the grantee, grant date, expiration date, number of shares of Public Company Common Stock subject to such Public Company Stock Option, the exercise price and vesting schedule. Public Company has provided or made available to Merger Partner complete and accurate copies of all Public Company Stock Plans and the forms of all stock option agreements evidencing Public Company Stock Options.

(d)

Except as set forth in this Section 4.2 or in Article II, (i) there are no equity securities of any class of Public Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Public Company or any of its Subsidiaries is a party or by which Public Company or any of its Subsidiaries is bound obligating Public Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Public Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Public Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Public Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations.  Except with respect to the Public Company Stockholder Agreements, neither Public Company nor any of its Affiliates is a party to or is bound by any, and to the knowledge of Public Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer

(including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Public Company. Stockholders of Public Company are not entitled to dissenters’ or appraisal rights under applicable state law in connection with the Merger.  Except as described in this Section 4.2(d), there is no registration rights agreement or understanding to which Public Company or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Public Company.

(e)

There are no rights agreements, “poison pills,” anti-takeover plans or other agreements or understandings to which Public Company or and of its Subsidiary is a party or to which it or they are bound with respect to any equity security of any class of Public Company.

(f)

All outstanding shares of Public Company Common Stock are, and all shares of Public Company Common Stock subject to issuance as specified in Section 4.2(c) or pursuant to Article II, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MGCL, Public Company’s Articles of Incorporation or Bylaws or any agreement to which Public Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of Public Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Public Company Common Stock.

4.3

Subsidiaries.

(a)

Section 4.3(a) of the Public Company Disclosure Schedule sets forth each Subsidiary of Public Company and indicates (i) its name, (ii) the number and type of outstanding equity securities and a list of the holders thereof and (iii) the jurisdiction of formation.

(b)

Each Subsidiary of Public Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction listed on Section 4.1 of the Public Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect. All of the outstanding other equity securities or interests of each Subsidiary of Public Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such securities are owned, of record and beneficially, by Public Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in Public Company’s voting rights, charges or other encumbrances of any nature. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Public Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any securities of any Subsidiary of Public Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Public Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity securities of any Subsidiary of Public Company.

(c)

Public Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of Public Company. There are no obligations, contingent or otherwise, of Public Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of Public Company or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Public Company or any other entity.

4.4

Authority; No Conflict; Required Filings and Consents.

(a)

Each of Public Company and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and, subject only to the Public Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Public Company Board, at a meeting duly called and held, by the unanimous vote of all directors, (i) determined that the Merger is fair to and in the best interests of Public Company and its stockholders, (ii) directed that the Public Company Voting Proposals be submitted to the stockholders of Public Company for their approval and resolved to recommend that the stockholders of Public Company vote in favor of the approval of the Public Company Voting Proposals and (iii) to the extent necessary, adopted a resolution having the effect of causing Public Company not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The board of directors of the Transitory Subsidiary, by unanimous written consent in lieu of a meeting, adopted a resolution approving this Agreement and declaring its advisability, and Public Company approved this Agreement in its capacity as sole stockholder of Transitory Subsidiary by unanimous written consent. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Public Company and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of Public Company and the Transitory Subsidiary, subject only to the required receipt of the Public Company Stockholder Approval. Public Company agrees to take the appropriate action to so adopt this Agreement promptly following the date hereof. This Agreement has been duly executed and delivered by each of Public Company and the Transitory Subsidiary and constitutes the valid and binding obligation of each of Public Company and the Transitory Subsidiary, enforceable in accordance with its terms.

(b)

The execution and delivery of this Agreement by each of Public Company and the Transitory Subsidiary do not, and the consummation by Public Company and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Public Company or the Transitory Subsidiary or of the charter, bylaws or other organizational document of any other Subsidiary of Public Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on Public Company’s or any of its Subsidiaries’ assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Public Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) subject to obtaining the Public Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (vi) of Section 4.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Public Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect. Section 4.4(b) of the Public Company Disclosure Schedule lists all consents, waivers and approvals under any of Public Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to Public Company, Merger Partner or the Surviving Entity as a result of the Merger.

(c)

No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Public Company Common Stock are listed for trading is required by or with respect to Public Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Public Company or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Louisiana Certificate of Merger with the Louisiana Secretary of State, (ii) the Proxy Statement to be filed with the SEC in accordance with the Exchange Act and provided to stockholders pursuant to the MGCL and the Exchange Act, (iii) the filing of such reports, schedules or materials under Section 13 or Section 15(d) of or Rule 14a-12 under the Exchange Act may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (v) such notices, consents, approvals and listing applications as may be required by the listing rules and regulations of NYSE AMEX and (vi) such other consents, authorizations, orders, filings, approvals and registrations that, individually or in the aggregate, if not obtained or made, would not be reasonably likely to have a Public Company Material Adverse Effect.

(d)

The affirmative vote in favor of (i) the issuance of Public Company Common Stock to effect the Merger by the holders of a majority of the votes cast at the meeting of Public Company stockholders (the “Public Company Meeting”), (ii) the amendment to Article I of Public Company’s Articles of Incorporation to change Public Company’s legal name to Pernix Therapeutics Holdings, Inc. by the holders of a majority of the total shares of Public Company Common Stock outstanding as of the record date for determining the Public Company stockholders entitled to notice of and to vote at the Public Company Meeting (the “Record Date”), (iii) the Public Company Charter Amendment reflecting the potential Reverse Stock Split by the holders of two-thirds of the total shares of Public Company Common Stock outstanding as of the Record Date and (iv) the adoption of the 2009 Stock Incentive Plan in the form set forth as Exhibit G to this Agreement by a majority of the votes cast at the Public Company Meeting (collectively, the “Public Company Voting Proposals”) are the only votes of the holders of any class or series of Public Company’s capital stock or other securities necessary to approve the Public Company Voting Proposals (the “Requisite Vote”). There are no bonds, debentures, notes or other indebtedness of Public Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Public Company may vote.

4.5

SEC Filings; Financial Statements; Information Provided.

(a)

Public Company has filed all registration statements, forms, reports, certifications and other documents required to be filed by Public Company with the SEC since January 1, 2006. All such registration statements, forms, reports, certifications and other documents (including those that Public Company may file after the date hereof until the Closing) are referred to herein as the “Public Company SEC Documents.” All Public Company SEC Documents are publicly available on the SEC’s EDGAR system. Public Company has given to Merger Partner copies of all comment letters received by Public Company from the staff of the SEC and all responses to such comment letters by or on behalf of Public Company since January 1, 2006. Except as disclosed in Section 4.5(a) of the Public Company Disclosure Schedule, all Public Company SEC Documents (A) were or will be filed or deemed filed on a timely basis, (B) at the time filed, were or will be prepared in compliance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Public Company SEC Documents and (C) did not or will not at the time they were or are filed contain any untrue statement or omission required to be stated in such Public Company SEC Documents or necessary in order to make the statements in such Public Company SEC Documents, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Public Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As used in this Section 4.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)

Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in Public Company SEC Documents at the time filed (i) complied or will comply as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X of the Exchange Act), (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act to the extent applicable) and (iii) fairly presented or will fairly present the consolidated financial position of Public Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Public Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be material in amount or effect. The consolidated balance sheet of Public Company as of December 31, 2008 contained in Public Company’s Annual Report on Form 10-K, as amended, for the period ended December 31, 2008 (the “Public Company Form 10-K”) filed with the SEC is referred to herein as the “Public Company Balance Sheet.”

(c)

Cherry, Bekaert & Holland, L.L.P., Public Company’s auditors since fiscal year 2008, is and has been at all times since its engagement by Public Company, and BDO Seidman, LLP, Public Company’s auditors during fiscal years 2006-2007, was at all times during its engagement by Public Company (i) “independent” with respect to Public Company within the meaning of Regulation S-X and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

(d)

The Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of Public Company, or at the time of the Public Company Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading, or omission necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading. If at any time prior to the Effective Time any fact or event relating to Public Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by Public Company or should occur, Public Company shall promptly inform Merger Partner of such fact or event.

(e)

As of June 30, 2009, (i) the Net Assets of Public Company was not less than $8,500,000, (ii) Public Company’s Net Working Capital was not less than $7,400,000 and (iii) Public Company’s Cash and Cash Equivalents was not less than $7,300,000.  With respect to a party to this Agreement, (i) “Net Assets” means as of a particular date, total consolidated assets less total consolidated liabilities of a party determined in accordance with GAAP as applied in a manner consistent with such party’s historical practices and the preparation of its audited consolidated balance sheet as of December 31, 2008, (ii) “Net Working Capital” means as of a particular date, total consolidated current assets less total consolidated current liabilities of a party determined in accordance with GAAP as applied in a manner consistent with such party’s historical practices and the preparation of its audited consolidated balance sheet as of December 31, 2008 and (iii) “Cash and Cash Equivalents” means as of a particular date, all cash and other assets of a party readily convertible into cash within thirteen weeks, including any money market holdings, short-term government bonds, treasury bills, marketable securities and commercial paper determined in accordance with GAAP as applied in a manner consistent with such party’s historical practices and the preparation of its audited consolidated balance sheet as of December 31, 2008.

4.6

Disclosure Controls and Procedures; Internal Control Over Financial Reporting. Public Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) and effective “internal control over financial reporting” (as defined in Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act).  Public Company has no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, and Public Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in Public Company’s internal control over financial reporting.

4.7

Listing Application.  Except as set forth in Section 4.7 of the Public Company Disclosure Schedule, Public Company is, and at all times since January 1, 2007, has been, in compliance with all NYSE AMEX listing standards and requirements and has not received notice from NYSE AMEX of any failure, or possible failure, to comply with any such standards or requirements.  Public Company has provided Merger Partner with (i) all written communications between Public Company and NYSE AMEX since January 1, 2007 including, without limitation, all letters, electronic mail or other written communications sent or received by Public Company and (ii) transcripts or detailed written summaries of all oral communications between Public Company and NYSE AMEX since November 8, 2007 including, without limitation, all telephone or oral conversations between representatives of Public Company and NYSE AMEX.  In the event Public Company has provided summaries of such telephone or oral conversations, Public Company represents and warrants that such summaries fully and accurately describe the substance of such conversations.

4.8

No Undisclosed Liabilities.  Except as disclosed in the Public Company Form   10-K or any Public Company SEC Documents filed after the filing of the Public Company Form 10-K and prior to August 14, 2009 (together with the Public Company Form 10-K, the “Public Company Recent SEC Documents”), and except for normal and recurring liabilities incurred since the date of the Public Company Balance Sheet in the Ordinary Course of Business, Public Company and its Subsidiaries do not have any liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether or not required to be reflected in financial statements (including the notes thereto) in accordance with GAAP), that, individually or in the aggregate, are reasonably likely to have a Public Company Material Adverse Effect.

4.9

Absence of Certain Changes of Events.  Since the Public Company Balance Sheet Date, Public Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, except as disclosed in Section 4.9 of the Public Company Disclosure Schedule, since such date there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Public Company Material Adverse Effect or (ii) any other action or event that would have required the consent of Merger Partner pursuant to Section 5.2 of this Agreement had such action or event occurred after the date of this Agreement.

4.10

Taxes.

(a)

Each of Public Company and its Subsidiaries has properly filed on a timely basis all material Tax Returns that it was required to file under applicable laws and regulations, and all such Tax Returns were true, correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. Each of Public Company and its Subsidiaries has paid on a timely basis all Taxes that were due and payable (whether or not shown on any Tax Return). The unpaid Taxes of Public Company and each of its Subsidiaries (i) for Tax periods through the date of the Public Company Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Public Company Balance Sheet and (ii) all unpaid Taxes of Public Company and each of its Subsidiaries for all Tax periods commencing after the date of the Public Company Balance Sheet do not exceed that reserve as adjusted for the passage of time through the Closing Date, arose in the Ordinary Course of Business, and are of a type and amount commensurate with Taxes attributable to prior similar periods. Neither Public Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is Public Company. Neither Public Company nor any of its Subsidiaries (i) has any liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or non-U.S. law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than Public Company or any of its Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All material Taxes that Public Company or any of its Subsidiaries was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity on a timely basis.

(b)

Public Company has delivered or made available to Merger Partner (i) complete and correct copies of all Tax Returns of Public Company and any of its Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of Public Company or any of its Subsidiaries relating to Taxes for all Tax periods for which the statute of limitations has not yet expired. No federal income Tax Returns of Public Company or any of its Subsidiaries have been audited by the Internal Revenue Service at any time. No examination, audit or administrative or judicial proceeding involving any Tax Return of Public Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of Public Company, threatened or contemplated. Neither Public Company nor any of its Subsidiaries has received from any Governmental Entity (including jurisdictions where Public Company or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Entity against Public Company or any of its Subsidiaries, or (iv) claim that Public Company or any of its Subsidiaries is or may be subject to taxation although Public Company or the applicable Subsidiaries did not file Tax Returns in that jurisdiction. Neither Public Company nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that Public Company or any of its Subsidiaries was required to file any Tax Return that was not filed. No director or officer (or employee responsible for Tax matters) of Public Company of any of its Subsidiaries expects any Governmental Entity to assess any additional Taxes for any period for which Tax Returns have been or should have been filed. Neither Public Company nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed or (iii) executed or filed any power of attorney with any taxing authority.

(c)

Neither Public Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment of (i) any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law), (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local, or non-U.S. Tax law) or (iii) any amount that would be subject to the additional tax imposed by Section 409A of the Code.

(d)

There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or corresponding foreign, state or local Tax law) that are required to be taken into account by Public Company or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any Tax period ending on or before the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

(e)

Neither Public Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(f)

Neither Public Company nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of another entity, nor has stock or securities of Public Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code was intended or purported to apply in whole or in part (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(g)

There are no liens, mortgages, pledges or other encumbrances, charges or security interests with respect to Taxes upon any of the assets or properties of Public Company or any of its Subsidiaries, other than with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings and disclosed to Merging Partner in the Public Company Disclosure Schedule.

(h)

Neither Public Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax law), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (iii) installment sale or other open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

(i)

Neither Public Company nor any of its Subsidiaries has participated in any “reportable transaction” as defined in Section 6707A(c)(1) of the Code or Section 1.6011-4(b) of the Treasury Regulations or any analogous provision of state, local or non-U.S. law.

4.11

Properties.

(a)

(i) Section 4.11(a)(i) of the Public Company Disclosure Schedule sets forth a complete and correct list of all real property owned by Public Company or its Subsidiaries (“Public Company Owned Real Property”) and (ii) Section 4.11(a)(ii) of the Public Company Disclosure Schedule sets forth a complete and correct list of all real property leased or subleased by Public Company or its Subsidiaries (“Public Company Leased Real Property”).

(b)

Except as set forth in Section 4.11(a)(i) of the Public Company Disclosure Schedule, Public Company and each Subsidiary have good and merchantable title in fee and simple to all Public Company Owned Real Property, free and clear of all mortgages, pledges, Liens, security interests, claims, restrictions or encumbrances of any kind. All improvements on the Public Company Real Properties, and the operations conducted therein, conform in all material respects to all applicable health, fire, safety, zone and building laws, ordinances and administrative regulations.

(c)

There are no pending or threatened condemnation proceedings with respect to any portion of Public Company Owned Real Property, or litigation or administrative actions relating to any portion of Public Company Owned Real Property.

(d)

The buildings, driveways and all other structures and improvements upon the Public Company Owned Real Properties are within the boundary lines of such Public Company Owned Real Properties (and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person or entity) and there are no outstanding requirements by any insurance company which has issued a title policy covering any such property which is a condition to continued coverage under such policy at the current insurance premium.

(e)

No Person, other than Public Company, is in possession of all or any portion of the Public Company Owned  Real  Properties or Public Company Leased Real Properties  under any  unrecorded  leases,  tenancy  at will or otherwise.

(f)

Public Company, during the time of ownership of the Public Company Owned Real Properties, has neither  conveyed any portion of the Public Company Owned Real  Properties  nor done any act or allowed any act to be done which has changed or could change the  boundaries  of the Public Company Owned Real Properties, except as disclosed in the real estate records of the counties in which the Public Company Owned Real Properties are located.

(g)

All of the leases and subleases to which any Public Company Leased Real Property is subject are in full force and effect, and neither Public Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Public Company or any Subsidiary under any such leases or subleases, or affecting or questioning the rights of Public Company or any Subsidiary to the continued possession of any Public Company Leased Real Property under any such lease or sublease.

(h)

Public Company has allowed no  easements,  rights of way,  continuous  driveway usage,  drain,  sewer,  water, gas or oil pipeline or other rights of passage to others  over the Public Company Owned Real  Properties  and has no knowledge of such  adverse rights.

(i)

All Public Company Owned Real Property and Public Company Leased Real Property and related improvements are supplied with utilities and other services necessary for the operation of the facilities currently operated on the property.

(j)

Public Company and its Subsidiaries have good and valid title to, or good and valid leasehold interests in, all of their respective properties and assets.  Except as disclosed in Section 4.11(j) of the Public Company Disclosure Schedule, all of the property and assets of Public Company and its Subsidiaries are owned free and clear of all Liens.

4.12

Intellectual Property.  Public Company and its Subsidiaries exclusively own or possess all necessary licenses on an exclusive basis or other valid rights to use, without any obligation to make fixed or contingent payments, including any royalty payments, all patents, patent rights, trademarks, trademark rights, copyrights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of Liens, and there are no assertions or claims challenging the validity of any of the foregoing. Except in the ordinary course of business, neither Public Company nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. To Public Company’s knowledge, the conduct of Public Company’s and its Subsidiaries’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, service-marks, trademarks, trademark rights, trade names, trade name rights, copyrights or other intellectual property rights of others, except as would not have or reasonably be expected to have a Public Company Material Adverse Effect. To Public Company’s knowledge, there is no infringement of any proprietary right owned by or licensed by or to Public Company or any of its Subsidiaries.

4.13

Agreements, Contracts and Commitments.

(a)

Except for documents filed or listed as exhibits to Public Company’s Recent SEC Documents, there are no contracts, whether or not reduced to writing, that (i) provide for future payments or delivery of goods or services to or from Public Company or any of its Subsidiaries involving more than $5,000 or (ii) are material to the business, results of operations or condition (financial or otherwise) of Public Company and its Subsidiaries taken as a whole (“Public Company Material Contracts”). Neither Public Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Public Company Material Contract to which it is a party or by which it or any of its properties or assets is bound. Each Public Company Material Contract is in full force and effect, and is a legal, valid and binding obligation of Public Company or one of its Subsidiaries and, to Public Company’s knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by Public Company or one of its Subsidiaries or, to Public Company’s knowledge, any other party thereto under any Public Company Material Contract or result in a right of termination of any Public Company Material Contract.

(b)

Neither Public Company nor any of its Subsidiaries is a party to any loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Public Company or its Subsidiaries in an aggregate principal amount in excess of $2,000 is outstanding or may be incurred.  All of the outstanding indebtedness of the Company and each of its Subsidiaries may be prepaid by Public Company or its Subsidiary at any time without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

4.14

Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of Public Company, has been threatened in writing against Public Company or any of its Subsidiaries. There are no material judgments, orders or decrees outstanding against Public Company or any of its Subsidiaries.

4.15

Environmental Matters.  Section 4.15 of the Public Company Disclosure Schedule sets forth a complete and correct list of all real property (i) currently owned, leased or operated by Public Company or (ii) formerly owned, leased or operated by Public Company. Except as disclosed in Section 4.15 of the Public Company Disclosure Schedule:

(i)

Public Company and its Subsidiaries have complied with all applicable Environmental Laws;

(ii)

the properties currently owned, leased or operated by Public Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances at levels or in a condition that would violate applicable Environmental Laws;

(iii)

the properties formerly owned, leased or operated by Public Company or any of its Subsidiaries were not, during the period of ownership, use or operation by Public Company or any of its Subsidiaries, contaminated with Hazardous Substances at levels or in a condition that would violate applicable Environmental Laws;

(iv)

neither Public Company nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party;

(v)

neither Public Company nor any of its Subsidiaries have released any Hazardous Substance into the environment;

(vi)

neither Public Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Public Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;

(vii)

neither Public Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental

Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances;

(viii)

there are no circumstances or conditions involving Public Company, any of its Subsidiaries or any of their respective properties that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of Public Company or any of its Subsidiaries pursuant to any Environmental Law; and

(ix)

the properties currently or formerly owned, leased or operated by Public Company or any of its Subsidiaries (including soils, groundwater, surface water, natural resources, buildings or other structures) are not, and were not during the period of ownership, use, lease or operation, respectively, proposed for listing or listed on or in the U.S. EPA’s Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, National Priority List or Comprehensive Environmental Response Compensation Liability Information System or comparable state lists.

4.16

ERISA Compliance.

(a)

Schedule 4.16(a) of the Public Company Disclosure Schedule sets forth a complete and accurate list of the Benefit Plans of Public Company and its Subsidiaries.  Public Company has made available to Merger Partner correct and complete copies of the plan documents and summary plan descriptions, the most recent determination or opinion letter received from the Internal Revenue Service, and all related trust agreements, insurance contracts, and other funding arrangements for each such Benefit Plan.

(b)

Each Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a favorable determination or opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

(c)

Public Company and its Subsidiaries have never contributed to, had any obligation to contribute to, or had any liability with respect to, a multiemployer plan described in Section 3(37) and Section 4001(a)(3) of ERISA, or a plan subject to Title IV of ERISA or Section 412 of the Code.

(d)

Except as would not have or reasonably be expected to have a Public Company Material Adverse Effect:

(i)

To the knowledge of Public Company, there is no litigation, disputed claim, governmental proceeding, audit, inquiry or investigation pending or threatened with respect to any such plan, its related assets or trusts, or any fiduciary, administrator or sponsor of such plan;

(ii)

Public Company and its Subsidiaries have established and operated the Benefit Plans in compliance with their terms and all applicable Laws; and

(iii)

None of the Benefit Plans promises or provides health, life or other welfare benefits to retirees or former employees, except as provided by Section 4980B of the Code, or comparable state statutes that provide for continuing health care coverage.

4.17

Labor and Employee Matters.  Section 4.17 of the Public Company Disclosure Schedule sets forth a true and complete list of the names, titles, annual compensation rate (but excluding bonus and commissions) of each employee of Public Company and its Subsidiaries. Neither Public Company nor any of its Subsidiaries is a party to any collective bargaining agreement or similar contract with any labor union or labor organization and (i) there are no threats of work stoppage by any employees of Public Company or any of its Subsidiaries, (ii) there are no pending grievances or claims by any employees of Public Company or any of its Subsidiaries and (iii) there are no labor disputes or proceedings pending or, to the knowledge of Public Company, threatened between Public Company or any of its Subsidiaries and any of their respective employees, except in the case of clause (ii) of this Section 4.17 for any pending grievances or claims that individually, or in the aggregate, have not had and are not reasonably likely to have, a Public Company Material Adverse Effect.

4.18

Compliance with Laws.  Public Company and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any written notice alleging any material violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

4.19

Licenses and Permits.  Public Company and each Subsidiary possess and are in compliance with such Government Licenses issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained or be in compliance with the same would not cause a Public Company Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Public Company Material Adverse Effect. Neither Public Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Public Company Material Adverse Effect.

4.20

Insurance.  Section 4.21 of the Public Company Disclosure Schedule sets forth a complete and accurate list of all insurance policies maintained by Public Company or any of its Subsidiaries (the “Public Company Insurance Policies”). Each Public Company Insurance Policy is in full force and effect as of the date of this Agreement. As of the date of this Agreement, there is no material claim by Public Company or any of its Subsidiaries pending under any Public Company Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy.  All premiums due and payable under all such

Public Company Insurance Policies have been paid and Public Company and its Subsidiaries are in material compliance with the terms of such policies.

4.21

Related Party Transactions.

(a)

Section 4.21(a) of the Public Company Disclosure Schedule sets forth a correct and complete list of each transaction since December 31, 2005 involving or for the benefit of Public Company or its Subsidiaries, on the one hand, and any director, executive officer of Public Company or any of its Subsidiaries or an Affiliate or relative of any such director or executive officer, on the other hand, including, without limitation, (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment and (iv) purchases or sales of products or services.

(b)

Section 4.21(b) of the Public Company Disclosure Schedule sets forth a correct and complete list of (i) all agreements and claims of any nature that any executive officer or director of Public Company or any of its Subsidiaries or an Affiliate or relative of any such director or executive officer has with or against Public Company or any of its Subsidiaries as of the date hereof and (ii) all agreements and claims of any nature that Public Company or any of its Subsidiaries has with or against any director or executive officer of Public Company or any of its Subsidiaries or an Affiliate or relative of any such director or executive officer as of the date hereof.

4.22

Opinion of Financial Advisor.  The financial advisor of Public Company, Ladenburg Thalmann, has delivered to the Public Company Board an opinion dated the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Public Company, a signed copy of which opinion has been delivered to Merger Partner.

4.23

Brokers; Fees and Expenses.  No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of Public Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Velocity Health Securities, Inc. Section 4.23 of the Public Company Disclosure Schedule sets forth a list of all agreements pursuant to which Velocity Health Securities, Inc. is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement and a brief description of amounts due or that may be due.  Copies of all such agreements have been delivered to Merger Partner.

4.24

Books and Records.  The minute books and other similar records of Public Company and each of its Subsidiaries contain complete and accurate records of all actions taken at any meetings of Public Company’s or such Subsidiary’s stockholders, board of directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Public Company and each of its Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Public Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices. Section 4.24 of the Public

Company Disclosure Schedule sets forth a list of all bank accounts and safe deposit boxes of Public Company and its Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.

4.25

Disclosure.  No representation or warranty made by Public Company in this Agreement, including the Schedules and Exhibits hereto, contains any misstatement of a material fact or omits to state a material fact necessary to make any of them, in light of the circumstances, not misleading.

4.26

Public Company Not an “Investment Company”.  Neither Public Company nor any of its Subsidiaries is, or has it at any time in the past been, an “investment company” within the meaning of the Investment Company Act of 1940.

4.27

Operations of the Transitory Subsidiary.  The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

ARTICLE V.
CONDUCT OF BUSINESS

5.1

Covenants of Merger Partner.  Except as set forth on Section 5.1 of the Merger Partner Disclosure Schedule or as expressly provided herein or as consented to in writing by Public Company, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Merger Partner shall, and shall cause each of its Subsidiaries to, act and carry on in the Ordinary Course of Business. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Merger Partner shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Public Company:

(a)

(i) except as permitted by Section 7.6, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Merger Partner to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock;

(b)

issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities;

(c)

amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents, except as otherwise expressly provided by this Agreement;

(d)

except for purchases of inventory in the Ordinary Course of Business, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to Merger Partner and its Subsidiaries, taken as a whole;

(e)

except in the Ordinary Course of Business, sell, transfer, lease, license, pledge, or otherwise dispose of or encumber any properties or assets material to Merger Partner or of any of its Subsidiaries;

(f)

adopt or implement any stockholder rights plan;

(g)

enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Merger Partner or any of its Subsidiaries;

(h)

(i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Merger Partner or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (iii) make any loans, advances (other than routine advances to employees of Merger Partner in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than Merger Partner or any of its Subsidiaries;

(i)

make any capital expenditures or other expenditures with respect to property, plant or equipment other than in the Ordinary Course of Business in excess of $75,000 in the aggregate for Merger Partner and its Subsidiaries, taken as a whole;

(j)

make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(k)

modify, amend or terminate any Merger Partner Material Contract, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Merger Partner of any of its Subsidiaries), except in the Ordinary Course of Business or, to the extent subject to reserves reflected on the Merger Partner Balance Sheet, in accordance with GAAP;

(l)

except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) adopt, enter into, terminate or amend any employment, severance, change of control, indemnification, or agreement similar to the foregoing, or any benefit plan, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any employee (except for annual increases of the salaries or bonuses in the Ordinary Course of Business), (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (vi) permit any employee to enroll in any employee stock purchase plan or allow any participant in an employee stock purchase plan to increase the current level of such participant’s payroll deduction thereunder or (vii) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(m)

make or rescind any material Tax election, settle or compromise any material Tax liability or amend any Tax return except as required by applicable law;

(n)

initiate, compromise or settle any material litigation or arbitration proceeding;

(o)

open or close any facility or office;

(p)

fail to use commercially reasonable efforts to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(q)

fail to pay accounts payable and other obligations in the Ordinary Course of Business; or

(r)

authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of Merger Partner in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article hereof.

5.2

Covenants of Public Company.  Except as set forth on Section 5.2 of the Public Company Disclosure Schedule or as expressly provided herein or as consented to in writing by Merger Partner, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Public Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Public Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Merger Partner:

(a)

 (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Public Company to its parent), (ii) with the exception of the Reverse Stock Split, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities;

(b)

issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Public Company Common Stock upon the exercise of Public Company Stock Options outstanding on the date of this Agreement in accordance with their present terms (including cashless exercises);

(c)

amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents, except as otherwise expressly provided by this Agreement;

(d)

except for purchases of inventory in the Ordinary Course of Business, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to Public Company and its Subsidiaries, taken as a whole;

(e)

except in the Ordinary Course of Business, sell, transfer, lease, license, pledge, or otherwise dispose of or encumber any properties or assets material to Public Company or of any of its Subsidiaries;

(f)

adopt or implement any stockholder rights plan;

(g)

other than as set forth in Section 5.2(g) of the Public Company Disclosure Schedule, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Public Company or any of its Subsidiaries;

(h)

 (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Public Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (iii) make any loans, advances (other than routine advances to employees of Public Company in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than Public Company or any of its Subsidiaries;

(i)

make any capital expenditures or other expenditures with respect to property, plant or equipment other than in the Ordinary Course of Business in excess of $5,000 in the aggregate for Public Company and its Subsidiaries, taken as a whole, other than specific capital expenditures disclosed and set forth in Section 5.2(i) of the Public Company Disclosure Schedule;

(j)

make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(k)

modify, amend or terminate any Public Company Material Contract, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Public Company of any of its Subsidiaries), except in the Ordinary Course of Business or, to the extent subject to reserves reflected on the Public Company Balance Sheet, in accordance with GAAP;

(l)

except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) adopt, enter into, terminate or amend any employment, severance, change of control, indemnification, or agreement similar to the foregoing, or any benefit plan, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Public Company Stock Options or restricted stock awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (vi) permit any employee to enroll in any employee stock purchase plan or allow any participant in an employee stock purchase plan to increase the current level of such participant’s payroll deduction thereunder or (vii) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(m)

make or rescind any material Tax election, settle or compromise any material Tax liability or amend any Tax return except as required by applicable law;

(n)

initiate, compromise or settle any material litigation or arbitration proceeding;

(o)

open or close any facility or office;

(p)

fail to use commercially reasonable efforts to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(q)

fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(r)

conduct its business in a manner that would cause it to become subject to the Investment Company Act of 1940;

(s)

if Merger Partner has requested a Reverse Stock Split pursuant to Section 2.1(a), fail to appropriately adjust any Public Company Stock Options so that the exercise prices and number of shares issuable upon exercise provide the holder the same economic benefit as existed immediately prior to the Reverse Stock Split; or

(t)

authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of Public Company in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VIII hereof.

5.3

Confidentiality.  The parties acknowledge that Public Company and Merger Partner have previously executed a mutual non-disclosure agreement, dated as of May 28, 2009 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified by this Agreement.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1

No Solicitation.

(a)

No Solicitation or Negotiation.  Except as set forth in this Section 6.1, Merger Partner and Public Company shall not, nor shall either of them authorize or permit any of their respective Subsidiaries or any of their or their Subsidiaries’ respective directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to directly or indirectly:

(i)

solicit, initiate, encourage or take any other action designed to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

(ii)

enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal.

Notwithstanding the foregoing, if at any time prior to the approval of the Public Company Voting Proposals (the “Specified Time”) Public Company receives an unsolicited, written Acquisition Proposal from any person or group of persons that did not result from a breach by such party of this Section 6.1, (A) Public Company may contact such person or group of persons to clarify the terms and conditions thereof and (B) if Public Company Board determines in good faith, after consultation with outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then Public Company may, subject to compliance with Section 6.1(c), (x) furnish information with respect to it to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding any Superior Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.1(a) or the taking of any actions inconsistent with the restrictions set forth in this Section 6.1(a) by any Representative of

Public Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.1(a) by Public Company.

(b)

No Change in Recommendation or Alternative Acquisition Agreement. Public Company Board (and any committee thereof) shall not:

(i)

except as set forth in this Section 6.1, withdraw or modify, or publicly (or in a manner designed to become public) propose to withdraw or modify, in a manner adverse to Merger Partner, its approval or recommendation with respect to the Public Company Voting Proposals;

(ii)

cause or permit Public Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to any Acquisition Proposal (other than, with respect to a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or

(iii)

adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, the Public Company Board may withdraw or modify its recommendation with respect to the Public Company Voting Proposals if it determines in good faith after consultation with outside counsel that its fiduciary obligations require it to do so, but only at a time that is prior to the Specified Time and after the fifth business day following receipt by Merger Partner of written notice advising it that Public Company Board desires to withdraw or modify the recommendation and, if such withdrawal is due to the existence of an Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal and identifying the person making such Acquisition Proposal. Nothing in this Section 6.1 shall be deemed to (A) permit any party to take any action described in clauses (ii) or (iii) of the first sentence of this Section 6.1(b), or (B) affect any obligation of any party under this Agreement.

(c)

Notices; Additional Negotiations. Each party shall immediately advise the other party orally, with written confirmation to follow promptly (and in any event within 24 hours), of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. Public Company shall not provide any information to or participate in discussions or negotiations with the person or entity making any Superior Proposal until five business days after it has first notified Merger Partner of such Acquisition Proposal as required by the preceding sentence. The party receiving the Acquisition Proposal shall (i) keep the other party to this Agreement fully informed, on a current basis, of the status and details (including any change to the terms) of any such Acquisition Proposal or inquiry, (ii) provide to such party as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided from any third party in connection with any Acquisition Proposal or sent or provided to any third party in connection with any Superior Proposal and (iii) if the other party to this Agreement shall make a counterproposal, consider and cause its financial and legal advisors to negotiate on its behalf in good faith with respect to the terms of such counterproposal.

(d)

Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.6 shall be deemed to prohibit Public Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Exchange Act if, in the good faith judgment of Public Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law.

(e)

Cessation of Ongoing Discussions. Each party shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all discussions and negotiations regarding any proposal existing as of the date of this Agreement that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

(f)

Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Acquisition Proposal” means any inquiry, proposal or offer from any person relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of such party and/or its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the Ordinary Course of Business) equal to 10% or more of such party’s consolidated assets or to which 10% or more of such party’s revenues or earnings on a consolidated basis are attributable, (ii) acquisition of 10% or more of such party’s outstanding common stock, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of such party’s outstanding common stock, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its Subsidiaries or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and common stock involved is 10% or more, in each case, other than the Merger contemplated by this Agreement.

“Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal on terms that the party’s board of directors determines in its good faith judgment to be (i) materially more favorable to its stockholders than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation thereof) and this Agreement (including any written proposal by either party to amend the terms of this Agreement in response to such Acquisition Proposal or otherwise) and after consultation with outside legal counsel and (ii) reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no Acquisition Proposal shall be deemed to be a Superior Proposal if any financing required to consummate the Acquisition Proposal is not fully and irrevocably committed; and provided, further, that for purposes of the definition of “Superior Proposal”, the references to “10%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.

6.2

Proxy Statement. As promptly as practical after the execution of this Agreement, Public Company shall prepare and file with the SEC the Proxy Statement of Public Company and shall respond to any comments of the SEC and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. Public Company shall notify Merger Partner promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information and shall supply Merger Partner with copies of all correspondence between Public Company or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or the Merger. Each of Public Company and Merger Partner shall use its best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Public Company or Merger Partner, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Entity or government officials, and/or mailing to stockholders of Public Company or Merger Partner (as applicable), such amendment or supplement. No filing of, or amendment or supplement to, the Proxy Statement will be made by Public Company without providing Merger Partner the opportunity to review and comment thereon.

6.3

Form 8-K.  Following the execution of this Agreement, Public Company shall use its commercially reasonable efforts to furnish Merger Partner with such information and provide Merger Partner with such assistance as Merger Partner may reasonably request to ensure that the Form 8-K announcing the Closing of the Merger (the “Post-Merger 8-K”) is prepared and filed with the SEC within the time period prescribed by Form 8-K, and, whether or not legally required, contains the information specified in Items 2.01(f), 5.06 and 9.01(c) of Form 8-K.

6.4

NYSE AMEX Listing.  Public Company shall make all filings with, and obtain all approvals from NYSE AMEX as may be required by NYSE AMEX to consummate the transactions contemplated by this Agreement and to permit the continued listing of the Public Company Common Stock issuable to the stockholders of Merger Partner in connection with the Merger on NYSE AMEX, including but not limited to compliance with NYSE AMEX Company Guide Section 341.  Public Company shall notify Merger Partner promptly of any comments or request by NYSE AMEX or its staff for additional information and shall supply Merger Partner with copies of all correspondence between NYSE AMEX, on one hand, and Public Company or any of its Representatives, on the other hand, and shall give Merger Partner reasonable notice of and opportunity to participate in any substantive communications with NYSE AMEX.  Public Company shall facilitate communications of Merger Partner and NYSE AMEX as may be reasonably requested by Merger Partner.

6.5

Access to Information.  Each of Public Company and Merger Partner shall (and shall cause each of its Subsidiaries to) afford to the other party’s officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each of Public Company and Merger Partner shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, assets and personnel as the other party may reasonably request. Each of Public Company and Merger Partner will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.5 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

6.6

Public Company Stockholder Approval.

(a)

Public Company, acting through the Public Company Board, shall take all actions in accordance with applicable law, its Articles of Incorporation and Bylaws and NYSE AMEX rules promptly and duly to call, give notice of, convene and hold as promptly as practicable, the Public Company Meeting for the purpose of considering and voting upon the Public Company Voting Proposals. Subject to Section 6.1, (i) the Public Company Board shall recommend approval of the Public Company Voting Proposals by the stockholders of Public Company and include such recommendation in the Proxy Statement and (ii) neither Public Company Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Merger Partner, the recommendation of the Public Company Board that Public Company’s stockholders vote in favor of the Public Company Voting Proposals. Public Company shall take all action that is both reasonable and lawful (including, by way of example, the retention of a professional proxy solicitation firm, the scope and types of services of which shall be mutually agreed upon by the parties with a view towards securing stockholder approval of the Public Company Voting Proposals) to solicit from its stockholders proxies in favor of the Public Company Voting Proposals and shall take all other action necessary or advisable to secure the Requisite Vote to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Public Company, after consultation with Merger Partner, may adjourn or postpone the Public Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Public Company’s stockholders or, if as of the time for which the Public Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Public Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Public Company Meeting.

(b)

Public Company shall call, give notice of, convene and hold the Public Company Meeting in accordance with this Section 6.6, and shall submit the Public Company Voting Proposals to its stockholders for the purpose of acting upon such proposal whether or not any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to Public Company unless the Public Company Board at any time subsequent to the date hereof determines, in the manner prescribed by Section 6.1(b), that this Agreement is no longer advisable and recommends that the stockholders of Public Company reject one or more of the Public Company Voting Proposals.

6.7

Cooperation Regarding Legal Matters.

(a)

Subject to the terms hereof, Merger Partner and Public Company shall each use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Merger Partner or Public Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act, any other applicable federal or state securities laws and any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided however, that with respect to clause (ii) above, no party shall be required to (A) incur any material obligation or expenditure (other than the payment of ordinary filing, licensing or similar fees) or (B) agree to any condition, requirement or stipulation, the result of which would cause a Merger Partner Material Adverse Effect or Public Company Material Adverse Effect (as applicable). Merger Partner and Public Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Merger Partner and Public Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Post-Merger 8-K in connection with the transactions contemplated by this Agreement).

(b)

Each of Merger Partner and Public Company shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in Merger Partner Disclosure Schedule or Public Company Disclosure Schedule, as the case may be or (iii) required to prevent the occurrence of an event that may have a Merger Partner Material Adverse Effect or a Public Company Material Adverse Effect from occurring prior to or after the Effective Time.

6.8

Public Disclosure.  Except as may be required by law or NYSE AMEX regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by Public Company and Merger Partner, (ii) Public Company shall consult with Merger Partner before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without first obtaining the prior written consent of Merger Partner, which shall not be unreasonably withheld and (iii) Merger Partner shall not issue any press release or otherwise make any public statement with respect to the Merger or this Agreement without the prior written consent of Public Company, which shall not be unreasonably withheld.

6.9

Notification of Certain Matters.  Public Company shall give prompt notice to Merger Partner, and Merger Partner shall give prompt notice to Public Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) (A) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (B) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case, at any time from and after the date of this Agreement until the Effective Time, or (ii) any material failure of Public Company and the Transitory Subsidiary or Merger Partner, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10

Headquarters of Public Company.  Immediately following the Effective Time, the headquarters of Public Company shall be located at Merger Partner’s headquarters.

6.11

Corporate Identity.  Immediately following the Effective Time, the corporate name of Public Company shall be Pernix Therapeutics Holdings, Inc., as approved by the Public Company stockholders as part of the Public Company Voting Proposals.

6.12

Directors of Public Company.  Public Company shall take all necessary action such that immediately after the Effective Time, the directors of Public Company shall be five in number, three designated by Merger Partner and two designated by Public Company.  It is anticipated that such directors will be the following individuals: Michael C. Pearce and Jan H. Loeb (designated by Public Company), and Cooper C. Collins, James E. Smith, Jr. and Anthem Blanchard (designated by Merger Partner), with Michael C. Pearce serving as the Chairman of the Board of Directors.  Public Company has obtained the written resignations of its noncontinuing directors, contingent upon and effective at the Effective Time.  If any of such individual is unable or unwilling to serve as of the Effective Time, the party designating such individual shall designate another individual who shall be reasonably satisfactory to the other party.  The parties shall ensure that the composition of the Board and its committees as of the Effective Time complies with the requirements of the SEC and NYSE AMEX.  At the Effective Time, the members of the audit committee shall be: Jan Loeb and Anthem Blanchard, members of the compensation committee shall be James E. Smith, Jr., Jan Loeb and Anthem Blanchard, and members of the nominating committee shall be James E. Smith, Jr., Jan Loeb and Anthem Blanchard.

6.13

Executive Officers of Public Company.  Public Company shall take all necessary action such that immediately after the Effective Time, the executive officers of the Public Company shall be the individuals designated by Merger Partner, who are anticipated to be the following:  Cooper C. Collins, President and Chief Executive Officer; Tracy Clifford, Chief Financial Officer; and Michael Venters, Executive Vice President of Operations.  If any of such individual is unable or unwilling to serve, a replacement shall be chosen by the Board of Directors as constituted as provided in the preceding paragraph.

6.14

2009 Stock Incentive Plan.  Subject to shareholder approval at the Public Company Meeting, Public Company intends to adopt the 2009 Stock Incentive Plan in substantially the form attached hereto as Exhibit G.

ARTICLE VII.
TAX MATTERS

7.1

Section 368(a) Reorganization.  Each of Public Company, Transitory Subsidiary and Merger Partner shall use commercially reasonable efforts to cause the Merger to qualify, and agree not to take any action which to its knowledge could reasonably be expected to cause the merger to fail to qualify, as a reorganization within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of Public Company, Transitory Subsidiary and Merger Partner shall report the merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

7.2

Tax Returns for Tax Periods Ending on or before Closing Date.  Public Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Merger Partner and its Subsidiaries for all Tax periods ending on or prior to the Closing Date that are filed after the Closing Date. Public Company shall permit the stockholders of Merger Partner to review and comment on each such Tax Return described in the preceding sentence prior to filing.

7.3

Straddle Period.  In the case of Taxes that are payable with respect to a Tax period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the Tax period ending on the Closing Date shall be:

(a)

in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the Tax period ended on the day prior to the Closing Date; and

(b)

in the case of Taxes imposed on a periodic basis with respect to the assets of Merger Company and its Subsidiaries, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period for which such Tax is assessed (“Assessment Period”)(or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Assessment Period), multiplied by a fraction the numerator of which is the number of calendar days in the Assessment Period ending on the day before the Closing Date and the denominator of which is the number of calendar days in the entire Assessment Period.

7.4

Cooperation on Tax Matters.

(a)

Public Company and its Subsidiaries and Merger Partner and its Subsidiaries shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Public Company and its Subsidiaries and Merger Partner and its Subsidiaries agree (A) to retain all books and records with respect to Tax matters pertinent to Merger Partner and its Subsidiaries relating to any Tax period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Public Company or Merger Partner or their respective Subsidiaries, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Governmental Entity, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall allow the other party to take possession of such books and records.

(b)

Public Company and its Subsidiaries and Merger Partner and its Subsidiaries further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby), including any Tax imposed on any stockholder of Merger Partner.

(c)

Public Company and its Subsidiaries shall not settle any Tax dispute with any Governmental Entity or any other person with respect to any Tax period beginning prior to the Closing Date, without the consent of stockholders of Merger Partner representing a majority of the total voting power of Merger Partner.

7.5

Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Public Company or its Subsidiaries when due, and Public Company or its Subsidiaries shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

7.6

Cash Distributions.  To the extent allowed under Article 7.1 of this Agreement, Merger Partner may, on or prior to the day before the Closing Date, distribute cash or declare dividends payable in cash and/or promissory notes or coupons due in no more than six months to its pre-Merger stockholders equal in the aggregate to no more than the sum of:

(a)

an amount not exceeding Merger Partner’s accumulated adjustment account (as defined by Section 1368(3)(1) of the Code), calculated through the day prior to the Closing Date, and

(b)

an amount for each stockholder of Merger Partner not more than (i) the proportionate share of income of Merger Partner attributed to each stockholder for any Tax period ending after the date of this Agreement and prior to the Closing Date, (ii) multiplied by 46%, less (iii) the amount of any distributions or dividends declared and paid to the stockholder by Merger Partner to pay Taxes relating to any Tax period ending after the date of this Agreement and prior to the Closing Date.

ARTICLE VIII.
CONDITIONS TO MERGER

8.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)

Stockholder Approvals. The Proxy Statement shall have been filed with the SEC, and all comments of the SEC shall have been resolved to the satisfaction of the SEC, and shall have been provided to the stockholders of Public Company in compliance with applicable law, and the Public Company Voting Proposals shall have been approved at the Public Company Meeting, at which a quorum is present, by the Requisite Vote of the stockholders of Public Company under applicable law and stock market regulations.

(b)

Governmental Approvals. Other than the filing of the Louisiana Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have a Public Company Material Adverse Effect or a Merger Partner Material Adverse Effect shall have been filed, been obtained or occurred on terms and conditions that could not reasonably be likely to have a Public Company Material Adverse Effect or a Merger Partner Material Adverse Effect.

(c)

No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

(d)

No Restraints.  There shall exist no overtly threatened or pending action by any Governmental Entity or third party (i) seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or (ii) challenging the validity of the Merger, this Agreement or the transactions contemplated hereby alleging that this Agreement or the consummation of the transactions contemplated hereby are not in compliance with law.

(e)

Tax Treatment.  Merger Partner shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., in form and substance reasonably satisfactory to Merger Partner, on the basis of certain facts, representations and assumptions set forth therein, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Public Company, Transistory Subsidiary and Merger Partner as to such matters as such counsel may reasonably request.

8.2

Additional Conditions to the Obligations of Public Company and the Transitory Subsidiary.  The obligations of Public Company and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by Public Company and the Transitory Subsidiary:

(a)

Representations and Warranties. The representations and warranties of Merger Partner contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Merger Partner Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Merger Partner Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

(b)

Performance of Obligations of Merger Partner. Merger Partner shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

(c)

No Merger Partner Material Adverse Effect. No Merger Partner Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d)

Third Party Consents. Merger Partner shall have obtained (i) all consents and approvals of third parties listed in Section 8.2(d)(i) of the Merger Partner Disclosure Schedule and (ii) any other required consent or approval of any third party, the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Merger Partner Material Adverse Effect.

(e)

Officers’ Certificate. Public Company shall have received an officers’ certificate duly executed by the chief executive officer of Merger Partner to the effect that the conditions of Sections 8.2(a), (b), (c) and (d) have been satisfied.

(f)

Actions to Effect the Transactions. All actions taken by Merger Partner in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Public Company.

8.3

Additional Conditions to the Obligations of Merger Partner.  The obligation of Merger Partner to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by Merger Partner:

(a)

Representations and Warranties. The representations and warranties of Public Company and Transitory Subsidiary shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall remain true and correct as of such specific date.

(b)

Financial Condition and Liquidity.  As of the Closing Date, (i) the Net Assets of Public Company is not less than $7.5 million, (ii) Public Company’s Net Working Capital is not less than $6.6 million and (iii) Public Company’s Cash and Cash Equivalents is not less than $6.5 million, each as determined in accordance with GAAP, and as determined to the reasonable satisfaction of Merger Partner based on such evidence as it shall reasonably request.

(c)

Performance of Obligations of Public Company and Transitory Subsidiary. Public Company and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

(d)

No Public Company Material Adverse Effect. No Public Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(e)

Third Party Consents. Public Company shall have obtained (i) all consents and approvals of third parties listed in Section 8.3(e)(i) of the Public Company Disclosure Schedule and (ii) any other required consent or approval of any third party, the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Public Company Material Adverse Effect.

(f)

NYSE AMEX Approval. NYSE AMEX shall not have delisted the Public Company Common Stock and shall have approved the initial listing application filed by Public Company in accordance with NYSE AMEX Company Guide Section 341 in connection with the transactions contemplated by this Agreement, and otherwise indicated to the reasonable satisfaction of Merger Partner that the shares of Public Company Common Stock issuable in connection with the Merger will be listed for trading on the NYSE AMEX upon issuance.

(g)

Officers’ Certificate. Merger Partner shall have received an officers’ certificate duly executed by the chief executive officer and the chief financial officer of Public Company to the effect that the conditions of Sections 8.3(a), (b), (c) , (d), (e) and (f) have been satisfied.

(h)

Actions to Effect the Transactions. All actions taken by Public Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Merger Partner.

ARTICLE IX.
TERMINATION AND AMENDMENT

9.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(j), by written notice by the terminating party to the other party), whether before or after approval of the Merger by the stockholders of Merger Partner and Public Company:

(a)

by mutual written consent of Public Company and Merger Partner;

(b)

by either Public Company or Merger Partner if the Merger shall not have been consummated by March 31, 2010 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date);

(c)

by either Public Company or Merger Partner if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)

by either Public Company or Merger Partner if at the Public Company Meeting (including any adjournment or postponement permitted by this Agreement), at which a vote on the Public Company Voting Proposals is taken, the Requisite Vote of the stockholders of Public Company in favor of the Public Company Voting Proposals shall not have been obtained; provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available (i) to any party seeking termination if at such time such party is in breach of or has failed to fulfill its obligations under this Agreement or (ii) to Public Company if the failure to obtain the Requisite Vote to approve the Public Company Voting Proposals has been caused by a breach of a Public Company Stockholder Agreement by any party thereto other than Merger Partner;

(e)

by either Public Company or Merger Partner, if the Public Company Board shall have failed to give its recommendation to the approval of the Public Company Voting Proposals in the Proxy Statement or shall have withdrawn or modified its recommendation of the Public Company Voting Proposals;

(f)

by Merger Partner, if (i) a tender offer or exchange offer for outstanding shares of Public Company Common Stock is commenced (other than by Merger Partner or an Affiliate of Merger Partner), and the Public Company Board (or any committee thereof) recommends that the stockholders of Public Company tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender offer or exchange offer, the Public Company Board fails to recommend against acceptance of such offer, (ii) Public Company shall have breached its obligations under Section 6.1, Section 6.6(a) or Section 6.6(b) of this Agreement or (iii) Public Company shall have failed to hold the Public Company Meeting and submit the Public Company Voting Proposals to Public Company’s stockholders by the date which is five business days prior to the Outside Date;

(g)

by Public Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement (other than those referred to elsewhere in this Section 9.1) on the part of Merger Partner, which breach would cause the conditions set forth in Section 8.2(a) or (b) not to be satisfied, and such failure or breach with respect to any such representation, warranty, covenant or agreement cannot be cured or, if curable, shall continue unremedied for a period of 30 days after Merger Partner has received written notice from Public Company of the occurrence of such failure or breach (provided that in no event shall such 30 day period extend beyond the second business day immediately preceding the Outside Date), which written notice must be provided promptly following such time as Public Company obtains actual knowledge of such failure or breach;

(h)

by Merger Partner, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement (other than those referred to elsewhere in this Section 9.1) on the part of Public Company, which breach would cause the conditions set forth in Section 8.3(a), or (c) not to be satisfied, and such failure or breach with respect to any such representation, warranty, covenant or agreement cannot be cured or, if curable, shall continue unremedied for a period of 30 days after Public Company has received written notice from Merger Partner of the occurrence of such failure or breach (provided that in no event shall such 30 day period extend beyond the second business day immediately preceding the Outside Date), which written notice must be provided promptly following such time as Merger Partner obtains actual knowledge of such failure or breach;

(i)

by Merger Partner, if Public Company is delisted by NYSE AMEX prior to the Effective Time and/or fails to obtain approve from NYSE AMEX of its initial listing application filed in accordance with NYSE AMEX Company Guide 341 in connection with the transactions contemplated by this Agreement; or

(j)

by Merger Partner, if, as of the Closing Date, any of the conditions set forth in Section 8.3(b) are not satisfied or, if prior to the Closing Date, it becomes evident to Merger Partner that Public Company will be unable to satisfy any of the conditions set forth in Section 8.3(b).

9.2

Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Public Company, Merger Partner, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any deliberate breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Section 5.3 (Confidentiality), Section 9.2 (Effect of Termination), Section 9.3 (Fees and Expenses) and Article X (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

9.3

Fees and Expenses.

(a)

Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(b)

Merger Partner hereby agrees to pay Public Company a termination fee of $250,000 in the event of the termination of this Agreement:

(i)

by Public Company pursuant to Section 9.1(b) but only if the failure to satisfy the conditions set forth in Section 8.2(a) or (b) by the Outside Date shall have resulted in the Closing not occurring by the Outside Date; or

(ii)

by Public Company pursuant to Section 9.1(g).

(c)

Public Company hereby agrees to pay Merger Partner a termination fee of $250,000 in the event of the termination of this Agreement:

(i)

by Merger Partner pursuant to Section 9.1(b) but only if the failure to satisfy the conditions set forth in Section 8.1(a) or in Section 8.3(a) or (c) by the Outside Date shall have resulted in the Closing not occurring by the Outside Date;

(ii)

by Merger Partner or Public Company pursuant to Section 9.1(d) as a result of the failure to receive the Requisite Vote for approval of the Public Company Voting Proposals by the stockholders of Public Company at the Public Company Meeting;

(iii)

by Public Company or Merger Partner pursuant to Section 9.1(e);

(iv)

by Merger Partner pursuant to Section 9.1(f); or

(v)

by Merger Partner pursuant to Section 9.1(h), (i) or (j);

provided, that if the Agreement is terminated pursuant to clause (c)(iii) or (iv) for any reason whatsoever or any of clauses (c)(i), (ii) or (v) after such time as Public Company has received an Acquisition Proposal after the date of this Agreement, then the termination fee shall be increased to $500,000.

(d)

The termination fee, payable pursuant to Section 9.3(b) or 9.3(c) shall be paid by wire transfer of same-day funds within one business day after demand therefor following the first to occur of the events giving rise to the payment obligation described in Section 9.3(b) and 9.3(c); provided that in no event shall Public Company or Merger Partner, as the case may be, be required to pay the termination fees to the other, if, immediately prior to the termination of this Agreement, the party to receive the termination fee was in material breach of its obligations under this Agreement. If one party fails to promptly pay to the other any termination fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus five percent per annum, compounded quarterly, from the date such termination fee was required to be paid.

(e)

Payment of any termination fee described in this Section 9.3 shall not be in lieu of damages incurred in the event of a deliberate breach of this Agreement described in Section 9.2.

9.4

Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any of the parties, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.5

Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE X.
MISCELLANEOUS

10.1

Nonsurvival of Representations, Warranties and Agreements.  The respective representations and warranties of Merger Partner, Public Company and the Transitory Subsidiary contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 10.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger.

10.2

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(a)

if to Public Company or the Transitory Subsidiary, to:

Golf Trust of America, Inc.

10 N. Angler’s Wharf

Charleston, SC 29401

Phone:

(843) 723-4653

E-mail: mpearce3@nc.rr.com

Attn:  Mike Pearce

with a copy to:

Agron Law Firm

5445 DTC Parkway, Suite 520

Englewood, CO 80111-3009

Phone:

(303) 770-7254

Email:

gaa@agronlaw.com

Attn:  Gary A. Agron

(b)

if to Merger Partner, to:

Pernix Therapeutics, Inc.

P.O. Box 40

Gonzales, LA 70707

Phone:

(832) 934-1825

Email: coopercollins@zyberrx.com

Attn:  Cooper C. Collins

with a copy to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

Four United Plaza

8555 United Plaza Boulevard

Baton Rouge, LA 70809

Phone:

(225) 284-2026

Email:

drousseau@joneswalker.com

Attn: Dionne Rousseau

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

10.3

Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.4

No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

10.5

Assignment.  No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.5 shall be null and void.

10.6

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.7

Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.

10.8

Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

10.9

Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Louisiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Louisiana or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Louisiana.

10.10

Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be a sufficient remedy for a breach of this Agreement. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

10.11

Submission to Jurisdiction.  Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the State of Louisiana in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined by a court located in the State of Louisiana, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other jurisdiction. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

10.12

WAIVER OF JURY TRIAL.  EACH OF PUBLIC COMPANY, THE TRANSITORY SUBSIDIARY AND MERGER PARTNER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PUBLIC COMPANY, THE TRANSITORY SUBSIDIARY OR MERGER PARTNER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, Public Company, the Transitory Subsidiary and Merger Partner have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Public Company
Golf Trust of America, Inc.

By:	/s/ Michael C. Pearce
Name:	Michael C. Pearce
Title:	Chief Executive Officer and Chairman of the Board of Directors

Transitory Subsidiary
GTA Acquisition, LLC

By:	Golf Trust of America, Inc., its manager

By:	/s/ Michael C. Pearce
Name:	Michael C. Pearce
Title:	Chief Executive Officer and Chairman of the Board of Directors

Merger Partner
Pernix Therapeutics, Inc.

By:	/s/ Cooper C. Collins
Name:	Cooper C. Collins
Title:	President